UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to §240.14a-12

Centrus Energy Corp.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

Centrus Energy Corp.
6901 Rockledge Drive, Suite 800
Bethesda, Maryland 20817
April 29, 2022
Dear Stockholder:
You are cordially invited to attend our annual meeting of stockholders to be held on Thursday, June 23, 2022 at 10:00 a.m., Eastern Daylight Time. We are pleased that this year’s annual meeting will again be a completely virtual meeting of stockholders, which will be conducted via live webcast. You will be able to participate in the meeting, vote, and submit questions during the meeting by visiting https://meetnow.global/MQXTTLS and entering your secure control number, which can be found on your proxy card. We recommend that you log in at least ten minutes before the meeting to ensure you are logged in when the meeting starts.
At the meeting, you will be asked to vote on each of the three proposals set forth in the Notice of Annual Meeting of Stockholders, which describes the formal business to be conducted at the annual meeting and follows this letter.
Your vote is important no matter how many shares you own. We encourage you to vote your shares today. You may vote by using telephone or Internet voting systems or, if you received a full set of the proxy materials by mail, by completing and returning the enclosed proxy card in the postage-paid envelope provided.
We appreciate your continued confidence in the Company and look forward to your participation at our annual meeting.
Sincerely,

Mikel H. Williams Chairman of the Board	Daniel B. Poneman President and Chief Executive Officer

Centrus Energy Corp.
6901 Rockledge Drive, Suite 800
Bethesda, Maryland 20817
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 23, 2022
The Annual Meeting of Stockholders of Centrus Energy Corp. will be held on Thursday, June 23, 2022, at 10:00 a.m., Eastern Daylight Time, online via live webcast https://meetnow.global/MQXTTLS, for the following purpose:
1.
To elect eight director nominees for a term of one year;

2.
To hold an advisory vote to approve the Company’s executive compensation;

3.
To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for 2022; and

4.
To transact such other business as may properly come before the meeting or any adjournments thereof.

We are enclosing a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 with this Notice and Proxy Statement.
The record date for determining stockholders entitled to notice of, and to vote at, the meeting was the close of business on April 25, 2022. Please use telephone or Internet voting systems or, if you received a full set of the proxy materials by mail, complete and return the enclosed proxy card in the postage-paid envelope provided at your earliest convenience to vote your shares. Telephone and Internet voting information is provided on your proxy card.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS MEETING TO BE HELD ON JUNE 23, 2022: This proxy statement and our Annual Report for the year ended December 31, 2021 are available free of charge at www.edocumentview.com/LEU for viewing, downloading and printing.
By Order of the Board of Directors,
Dennis J. Scott
Senior Vice President, General Counsel, Chief
Compliance Officer and Corporate Secretary
Bethesda, Maryland
April 29, 2022

PROXY SUMMARY
This summary highlights information contained elsewhere in the proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.
CENTRUS ENERGY CORP. 2022 ANNUAL MEETING OF STOCKHOLDERS
Time and Date:	10:00 a.m., Eastern Daylight Time, Thursday, June 23, 2022
Place:	Online via live webcast. Stockholders may only participate online by logging in at https://meetnow.global/ MQXTTLS
Record Date:	April 25, 2022
Voting:	Holders of our Class A common stock as of the record date are entitled to vote. Each share of Class A common stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on.
MEETING AGENDA AND VOTING RECOMMENDATIONS
Board Vote Recommendation
Election of eight directors	For all the director nominees
Management proposals
Advisory vote to approve the Company’s executive compensation	For
Ratification of PricewaterhouseCoopers LLP as auditor for 2022	For
Transact other business that properly comes before the meeting
BOARD NOMINEES
Name	Age	Director Since	Principal Occupation	Independent	EC	AFC	CNGC	TCRC
Mikel H. Williams	65	2013	Chief Executive Officer, Targus International LLC	X	X	X		X
Kirkland H. Donald	68	2021	Chairman, Huntington Ingalls-	X				X
W. Thomas Jagodinski	65	2014	Private Investor	X	X	X
Tina W. Jonas	62	2020	Private Investor	X	X	X	X
William J. Madia	74	2008	Vice President emeritus, Stanford University	X	X			X
Daniel B. Poneman	66	2015	President and Chief Executive Officer		X
Bradley J. Sawatzke	63	2021	Retired Chief Executive Officer, Energy Northwest	X			X
Neil S. Subin	58	2017	Managing Member and Chairman of the Board of Broadbill Investment Partners, LLC	X			X
EC:	Executive Committee
AFC:	Audit and Finance Committee
CNGC:	Compensation, Nominating and Governance Committee
TCRC:	Technology, Competition and Regulatory Committee

PROXY STATEMENT
We are providing these proxy materials in connection with the solicitation by the Board of Directors of Centrus Energy Corp. (“Centrus,” the “Company,” “we,” “us,” or “our”) of proxies to be voted at the Company’s 2022 Annual Meeting of Stockholders (the “Annual Meeting”). The meeting will be held online via live webcast at, https://meetnow.global/ MQXTTLS on June 23, 2022, beginning at 10:00 a.m., Eastern Daylight Time. The proxies also may be voted at any adjournments or postponements of the meeting.
References in this proxy statement to “common stock” or “shares” refer to our Class A common stock unless we state otherwise, or the context otherwise requires.
Important Notice Regarding the Internet Availability of Proxy Materials for the Stockholder Meeting to Be Held on June 23, 2022. This Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2021 are available free of charge at www.edocumentview.com/LEU for viewing, downloading and printing.

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING
What matters will be voted on at the Annual Meeting?
The following matters will be voted on at the Annual Meeting:
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Proposal 1: Election of eight director nominees for a term of one year;

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Proposal 2: Approval, on an advisory basis, of the Company’s executive compensation;

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Proposal 3: Ratification of the appointment of PricewaterhouseCoopers LLP as Centrus’ independent auditors for 2022; and

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Such other business as may properly come before the meeting or any adjournments thereof.

How does the board of directors recommend that I vote?
The Board of Directors recommends that you vote:
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FOR the election of eight director nominees for a term of one year;

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FOR the approval, on an advisory basis, of the Company’s executive compensation; and

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FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for 2022.

Who may vote at the meeting?
Holders of our Class A common stock at the close of business on the record date of April 25, 2022 may vote at the meeting. You are entitled to one vote for each share of common stock you held on the record date, including shares:
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held directly in your name with our transfer agent, Computershare, as a “stockholder of record;” and

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held for you in an account with a broker, bank or other nominee (shares held in “street name” for a “beneficial owner”).

How do I participate in the meeting?
This year, like last year, our Annual Meeting will be held exclusively online via a live webcast. There will be no physical meeting location. The virtual nature of the meeting will enable us to communicate more effectively with our stockholders. Stockholders will be able to listen, vote and submit questions from any location with Internet connectivity.
To participate in the virtual meeting, visit https://meetnow.global/MQXTTLS and enter the 15-digit control number included on your proxy card. We recommend that you log in at least ten minutes before the meeting to ensure you are logged in when the meeting starts. The meeting will begin promptly at 10:00 a.m. Eastern Daylight Time on June 23, 2022.
If you wish to submit a question, you may submit your question during the meeting by logging into the virtual meeting platform at https://meetnow.global/MQXTTLS, type your question into the “Q&A” field, and click “Send.”
Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints. Questions regarding personal matters, including those related to employment, product or service issues, or suggestions for product innovations, are not pertinent to meeting matters and therefore will not be answered.
The virtual meeting platform is fully supported across browsers (MS Edge, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most up-to-date version of applicable software and plugins. Note: Internet Explorer is not a supported browser. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting. We encourage you to access the meeting prior to the start time. For further assistance should you need it you may call 1-888-724-2416 or 1-781-575-2748.

How many shares must be present to hold the meeting?
A majority of Centrus’ outstanding shares of Class A common stock as of the record date, April 25, 2022, must be present in person or by proxy at the meeting in order to hold the meeting and conduct business. This is called a quorum. On April 25, 2022, the record date for the Annual Meeting, there were 13,781,467 shares of Centrus Class A common stock outstanding, each entitled to one vote. Your shares are counted as present at the meeting if you vote online during the meeting or have properly submitted a proxy card or voting instructions prior to the meeting.
What is the required vote for each proposal?
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Proposal 1 — Election of Directors. Directors are elected by a plurality of the votes cast.

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Proposal 2 — Advisory Vote to Approve the Company’s Executive Compensation. The advisory vote on the Company’s executive compensation requires the vote of the holders of a majority of the stock represented at the meeting and entitled to vote thereat. Each stockholder represented at the meeting shall be entitled to cast one vote for each share of Class A common stock entitled to vote thereat held by such stockholder.

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Proposal 3 — Ratification of Appointment of Independent Auditors. The ratification of the appointment of the independent auditors requires the vote of the holders of a majority of the stock represented at the meeting and entitled to vote thereat. Each stockholder represented at the meeting shall be entitled to cast one vote for each share of Class A common stock entitled to vote thereat held by such stockholder.

What are broker non-votes?
Banks, brokers, or nominees who hold shares for a beneficial owner have the discretion to vote on routine proposals when they have not received voting instructions from the beneficial owner at least ten days prior to the Annual Meeting. Proposal 3 is a routine matter on which brokers may vote in this way. A “broker non-vote” occurs when a bank, broker or nominee holding shares for a beneficial owner does not vote on a particular matter because it has not received voting instructions from the beneficial owner and does not have discretionary voting power for that particular matter. Proposals 1 and 2 are non-routine matters.
What is the effect of abstentions and broker non-votes?
Both abstentions and broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting. An abstention will have no effect on the election of directors but will have the same legal effect as a vote against Proposals 2 and 3. Broker non-votes will not be counted for purposes of determining the number of votes present in person or represented by proxy and entitled to vote with respect to a particular proposal. Thus, broker non-votes will not impact the outcome of the vote on any of the proposals.
How do I vote my shares?
You may vote using any of the following methods:
Stockholders of Record
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By Mail.   If you are a stockholder of record and received a full set of the proxy materials by mail, be sure to complete, sign and date the proxy card accompanying this Proxy Statement and return it in the prepaid envelope. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example as guardian, executor, trustee, custodian, attorney, or officer of a corporation), you should indicate your name and title or capacity. If you are a stockholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named as proxies in the proxy card will vote the shares represented by that proxy as recommended by the Board.

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By telephone or over the Internet prior to the Annual Meeting.   You can vote by calling the toll-free telephone number on your proxy card and following the voice prompts that you hear during the call. By following the voice prompts, you may vote your shares and confirm that your instructions have been properly recorded. The website for Internet voting is provided on your proxy card. As with telephone voting, you can confirm that your instructions have been properly recorded. A control number, located on the proxy card, is designed to verify your identity and allow you to vote your shares. Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day. Proxies submitted by telephone or the Internet must be received by 11:59 p.m. Eastern Daylight Time on June 22, 2022. If you vote by telephone or on the Internet, you should not separately return your proxy card or voting instruction card.
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Over the Internet during the Annual Meeting.   If you choose to vote over the Internet during the Annual Meeting, you need to visit https://meetnow.global/ MQXTTLS. You can confirm that your instructions have been properly recorded. The control number, located on the proxy card, is designed to verify your identity and allow you to vote your shares. Proxies submitted over the Internet during the Annual Meeting must be submitted prior to the closing of polls by visiting https://meetnow.global/ MQXTTLS. If you have questions regarding the Annual Meeting of Stockholders, please call (301) 564-3399.

Beneficial Owners
If you are a beneficial owner whose shares are held of record by a broker, bank, or other nominee, be sure to complete, sign and return the voting instruction card received from your broker, bank, or other nominee. The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your broker, bank, or other nominee. Therefore, we recommend that you follow the voting instructions in the materials you receive.
If you plan to attend and vote your shares online at the 2022 Annual Meeting and your shares are held in street name, you must register in advance. To do so, you must submit a legal proxy, which you can obtain from your brokerage firm, showing that you were the beneficial owner of the shares as of the record date (April 25, 2022), along with your name and email address, to Computershare. Requests for registration must be labeled at “Centrus Energy Legal Proxy” and be received by Computershare no later than 5:00 p.m., Eastern Time, on June 20, 2022. You will receive a confirmation of your registration, including your control number, by email after Computershare receives your registration materials. If you do not register in advance, you will not receive a control number and you may only participate in the online meeting as a “Guest” without the ability to vote your shares at the annual meeting. However, you may choose to vote before the annual meeting by following the instructions from your broker and if you choose, attend the online annual meeting as a “Guest”.
What if I do not specify a choice for a matter when returning a proxy?
Stockholders should specify their choice for each matter on the proxy card. If you just sign and submit your proxy card without marking your vote on any particular matter(s), your shares will be voted as follows on such matter(s):
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FOR the election of eight director nominees for a term of one year;

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FOR the approval, on an advisory basis, of the Company’s executive compensation; and

•
FOR the ratification of the appointment of PricewaterhouseCoopers LLP as Centrus’ independent auditors for 2022.

May I revoke my proxy and change my vote?
You may revoke your proxy at any time before it is voted at the Annual Meeting by:
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submitting a properly executed proxy card with a later date, which proxy card is received prior to the date of the Annual Meeting;

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delivering to the Company’s Secretary, prior to the date of the Annual Meeting, a written notice of revocation bearing a later date than the proxy;

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voting online during the Annual Meeting; or

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only in the event you submitted your vote by telephone or over the Internet, calling the toll-free telephone number or visiting the website provided on your proxy card by 11:59 p.m. Eastern Daylight Time on June 22, 2022.

How are proxies solicited and what are the costs?
This proxy is solicited by the Board of Directors of Centrus. The cost of soliciting proxies will be borne by Centrus. In addition to the solicitation of proxies by mail and via Internet, we may also solicit proxies through our directors, officers, and employees. They will not receive additional compensation for these activities. We will also request persons, firms, and corporations holding shares in their names or in the name of nominees that are beneficially owned by others to send proxy materials to and obtain proxies from those beneficial owners and will reimburse the holders for their reasonable expenses in doing so. Additionally, the Company has engaged Harkins Kovler, LLC (“HK”), an independent proxy solicitation firm, to assist in soliciting proxies on our behalf. The Company has agreed to pay HK a fee of $25,000, plus costs and expenses, for these services. In addition, we have agreed to indemnify HK and certain related persons against certain liabilities relating to or arising out of HK’s engagement. Other costs of soliciting votes in connection with the Proxy Statement have been, or will be, paid by the Company.
What is householding?
To reduce costs, Centrus utilizes the householding rules of the Securities and Exchange Commission (“SEC”) that permit the delivery of one set of proxy materials to stockholders who have the same address to achieve the benefit of reduced printing and mailing costs. Stockholders residing at a shared address will continue to receive separate proxy cards. If you wish to receive a separate set of materials, please write or call as specified below, and we will promptly mail them to you at no charge. If a broker, or other nominee, holds your shares, please contact your broker or nominee directly.
The Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the SEC, excluding exhibits, is provided with this proxy statement and both documents are available under the “Investor Relations-SEC Filings” section of our website at www.centrusenergy.com. Stockholders may obtain a copy of the exhibits to the Annual Report on Form 10-K by contacting us by mail at the following address: Centrus Energy Corp., 6901 Rockledge Drive, Suite 800, Bethesda, Maryland 20817, Attention: Investor Relations or by telephone at (301) 564-3399. Stockholders also may access a copy of our Form 10-K, including exhibits, on the SEC website at www.sec.gov.
How can I find out the results of the Annual Meeting?
Preliminary results will be announced at the Annual Meeting. Final results will be published in a Current Report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting. If the official results are not available at that time, we will provide preliminary voting results in the Form 8-K and will provide the final results in an amendment to the Form 8-K as soon as they become available.
Whom should I call if I have questions about the Annual Meeting?
If you have any questions or require any assistance with voting your shares, or if you need additional copies of the proxy materials, please contact:
Harkins Kovler, LLC
3 Columbus Circle, 15th Floor
New York, New York 10019
(212) 468-5380
or
Call Toll-Free (844) 218-8384
Email: Centrus@harkinskovler.com
What if I have trouble accessing the Annual Meeting virtually?
The virtual meeting platform is fully supported across browsers (MS Edge, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most up-to-date version of applicable software and plugins. Note: Internet Explorer is not a supported browser. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting. We encourage you to access the meeting prior to the start time. For further assistance should you need it you may call 1-888-724-2416.

PROPOSAL 1. ELECTION OF DIRECTORS
The current structure of our Board of Directors (the “Board”) consists of eight directors elected by the holders of Centrus Class A common stock and one director elected by the holders of Centrus Class B common stock, as described below under “Other Directors — Investor-Designated Director.” For further information, please see the section of this proxy statement titled “Criteria for Board Membership.”
At the Annual Meeting, eight directors are to be elected to hold office until the 2023 annual meeting and until their successors have been duly elected and qualified. The eight nominees for election at the Annual Meeting are listed below, with brief biographies. The Board has determined that each nominee except Daniel B. Poneman, our President and CEO, satisfies the NYSE American LLC’s (“NYSE American”) definition of an independent director. All nominees have consented to serve if elected, but if any nominee becomes unavailable or unwilling for good cause to serve, the persons named as proxies may exercise their discretion to vote for a substitute nominee.
The Board recommends voting FOR approval of the election of these eight nominees as directors.
NOMINEES FOR DIRECTOR
Incumbent Director Nominees
Mikel H. Williams	Director since 2013 Age 65

Mr. Williams has served since 2016 as the Chief Executive Officer and a director of Targus International LLC, since 2016, a leading global supplier of tech accessories and carrying cases for the mobile working lifestyle. Mr. Williams formerly served as the Chief Executive Officer and a director of JPS Industries, Inc., a special composite materials manufacturer, from 2013 to 2015. Prior to that, Mr. Williams was the President and a director of DDi Corporation, a leading provider of time-critical, technologically advanced electronics manufacturing services, from November 2005 to May 2012, and a Senior Vice President and Chief Financial Officer of DDi from November 2004 to October 2005. Mr. Williams has also served in various management positions with several technology related companies in the manufacturing, telecommunications, and professional services industries. Mr. Williams also serves on the board of directors of B. Riley Financial, Inc. Mr. Williams formerly served on the board of directors of Tellabs, Inc. until it was sold in 2013; Lightbridge Communications Corp. until it was sold in February 2015 and Iteris, Inc. from 2011 through 2019.
In recommending the election of Mr. Williams, the Board considered the following key competencies: Centrus leadership as current Chairman; CEO and CFO experience; advanced technology and manufacturing experience; and public company experience. Mr. Williams has served as Centrus’ Chairman since September 2014.

W. Thomas Jagodinski	Director since 2014 Age 65

Mr. Jagodinski has served on the Centrus Board of Directors and as audit committee chair since 2014. He previously served on the board of directors and as audit committee chair of Lindsay Corporation, a global company focused on providing irrigation and infrastructure solutions, from 2008 until March 2019. From October 2014 until July 2017, Mr. Jagodinski served on the board of directors of QPAC2 where he served as the audit committee chair. QPAC 2 was a special purpose acquisition corporation until it completed a merger in 2017. Mr. Jagodinski was a member of the board of directors of Phosphate Holdings, Inc., a U.S. producer and marketer of DAP, the most common form of phosphate fertilizer, from May 2009 until June 2014, where he served as chairman of the board. From August 2013 through June 2014, he served as a member of the board of directors of Quinpario 1. Mr. Jagodinski served as a member of the board of directors of Solutia Inc. from March 2008 until July 2012. Prior to that, Mr. Jagodinski was President, Chief Executive Officer and Director of Delta and Pine Land Company (“D&PL”), a leader in the cotton seed industry, from September 2002 until the company was acquired in June 2007. From June 2002 until August 2002, he served as D&PL’s Executive Vice President and from September 2000 until June 2002, he served as Senior Vice President, Chief Financial Officer, Treasurer and Assistant Secretary. Mr. Jagodinski was also D&PL’s Vice President-Finance, Treasurer and Assistant Secretary from February 1993 until September 2000 and held various other financial positions at D&PL, from October 1991, when he joined the company, until February 1993. Prior to D&PL, Mr. Jagodinski held various positions in the audit division at Arthur Andersen from 1983 to 1991 and Senior Accountant at Price Waterhouse from 1978 to 1983. Mr. Jagodinski is a retired/inactive Certified Public Accountant and a member of the AICPA, TSCPA and was MSCPA. Mr. Jagodinski received a Bachelor of Business Administration degree (Accounting) from the University of Mississippi.
In recommending the election of Mr. Jagodinski, the Board considered the following key competencies: public accounting experience; CEO and CFO experience; audit committee financial expert; public company experience; and risk management and compliance oversight experience.

William J. Madia	Director since 2008 Age 74

Dr. Madia is a vice president emeritus at Stanford University where he was responsible for oversight of the SLAC National Accelerator Laboratory, a U.S. Department of Energy (“DOE”) national science lab. Dr. Madia retired from Stanford in October 2019. Dr. Madia is also president of Madia & Associates, LLC, an executive consulting services firm. Dr. Madia retired in 2007 as Executive Vice President of Laboratory Operations of the Battelle Memorial Institute, a non-profit independent research and development organization, where he oversaw the management or co-management of six DOE National Laboratories. Dr. Madia served in that position beginning in 1999. In addition, he was President and CEO of UT-Battelle, LLC. He managed Battelle’s global environmental business, served as President of Battelle Technology International, President and Director of Battelle’s Columbus Laboratories, and Corporate Vice President and General Manager of Battelle’s Project Management Division. Dr. Madia also served on the board of directors of Atkins Nuclear Holding since 2008.
In recommending the election of Dr. Madia, the Board considered the following key competencies: science and technology experience, including a Ph.D. in nuclear chemistry; nuclear experience; DOE experience, including the management of six DOE laboratories; and executive and management experience.

Daniel B. Poneman	Director since 2015 Age 66

Mr. Poneman has been our President and Chief Executive Officer and a director of Centrus since March 23, 2015. From 2009 to 2014, Mr. Poneman was the Deputy Secretary of Energy, also serving as the chief operating officer of the U.S. Department of Energy. Between April 23, 2013 and May 21, 2013, Mr. Poneman served as Acting Secretary of Energy. Prior to assuming his duties as Deputy Secretary, Mr. Poneman served as a principal of the Scowcroft Group for eight years, providing strategic advice to corporations in a variety of strategic industries. In addition, for eight years he practiced law as a partner at Hogan & Hartson and as an associate at Covington & Burling, advising clients on regulatory and policy matters. In prior tours of government, he served as a White House Fellow and as Director of Defense Policy and Arms Control at the National Security Council. From 1993 through 1996 he was Special Assistant to the President and Senior Director for Nonproliferation and Export Controls at the National Security Council. Mr. Poneman is a Senior Fellow at the Belfer Center for Science and International Affairs at the Harvard Kennedy School, a Distinguished Fellow at the Paulson Institute, and a member of the Council on Foreign Relations. He has published four books, most recently Double Jeopardy: Combating Nuclear Terror and Climate Change (MIT Press, 2019). In 2020, he served as commissioner on the National Commission on Grid Resilience.
In recommending the election of Mr. Poneman, the Board considered the following key competencies: current service as Centrus CEO; energy experience; government and contracting experience; and nuclear and defense experience.

Neil S. Subin	Director since 2017 Age 58

Mr. Subin serves as Chief Investment Officer for MILFAM, a single-family office exclusively managing the assets of the Miller family. Previously, Mr. Subin was the Chairman of Broadbill Investment Partners, LLC, a private investment management firm focused on distressed and special situations investments. Prior to Broadbill, he was the founder and Managing Director of Trendex Capital Management Corp., a private investment advisor focusing primarily on financially distressed companies. Mr. Subin serves on other boards of directors, including those of Alimco Financial Corp. and DynTek Inc. Mr. Subin has held numerous other board seats, including on the boards of directors of Penn Treaty American Corp., PHAZR Inc., FiberTower Corp., Phosphate Holdings, Inc. and Institutional Financial Markets, Inc.
In recommending the election of Mr. Subin, the Board considered the following key competencies: finance experience; and public company experience.

Tina W. Jonas	Director since 2020 Age 62

Ms. Jonas is an executive with a distinguished career in government and in the private sector. Ms. Jonas is currently an independent consultant and serves on several boards in the defense and aerospace sectors. Prior to becoming an independent consultant, Ms. Jonas served as an executive with UnitedHealth Group, as President of UnitedHealthcare, Military and Veterans, and as Senior Vice President, Operations for Optum, from 2012 to 2014. A recognized expert in military and defense issues, she served more than two decades in government including as Undersecretary of Defense (Chief Financial Officer/Comptroller) for the Department of Defense, from 2004 to 2008. Her corporate experience included serving as a director of operations with United Technologies Corp (NYSE; UTX), Sikorsky Aircraft, from 2008 to 2010.
In recommending the election of Ms. Jonas, the Board considered the following key competencies: financial experience, energy experience; government and contracting experience; and nuclear and defense experience.

Kirkland H. Donald	Director since 2021 Age: 68

Kirkland H. Donald served as a nuclear trained submarine officer for 37 years, achieving the rank of Admiral. His last assignment in the Navy was a successful eight-year term as the Director, Naval Nuclear Propulsion Program. This is a dual agency program responsible to the United States Departments of Defense and Energy for the safe and effective operation of all nuclear-powered warships and supporting infrastructure and staffing and is recognized worldwide for excellence in reactor safety and reliability. Following retirement in 2013, he was the President and Chief Executive Officer of Systems Planning and Analysis, Inc., until 2015. His public board service includes Entergy Corporation (nuclear utility) — Finance Committee and Chairman of the Nuclear Committee. Supports the Audit Committee on matters pertaining to cybersecurity. Huntington Ingalls Industries, Inc. (naval shipbuilding) Chairman of the Board, Finance Committee, Cybersecurity Committee.
Additionally, Admiral Donald serves on the following private/non-profit boards:
Battelle (technology research and development) — Audit Committee. Rolls Royce North America (aerospace and defense manufacturer)-Government Security Committee; Information Technology Capabilities Committee. Sauer Compressors USA (manufacturer)-Government Security Committee, Compensation Committee. CyberCore Technologies (supply chain security solutions).
He also currently advises the Australian government on matters pertaining to submarine programs. Admiral Donald graduated from the United States Naval Academy with a Bachelor of Science in Ocean Engineering
In recommending the election of Admiral Donald, the Board considered the following key competencies: nuclear and defense experience, energy and utility experience; government and contracting experience; public company experience; and executive and management experience.

Bradley J. Sawatzke	Director since 2021 Age: 63

Bradley J. Sawatzke was appointed CEO of Energy Northwest in April 2018 and retired in June 2021. He previously served as Chief Operating Officer/Chief Nuclear Officer from December 2014 through March 2018, with responsibility for all Energy Northwest generating units. He joined Energy Northwest as Vice President of Nuclear Generation/Chief Nuclear Officer in December 2010. Mr. Sawatzke also serves on the Institute of Nuclear Power Operations Accrediting board and Association of Washington Business Technical board. Mr. Sawatzke holds a Bachelor of Science in Applied Reactor Physics from Winona State University and is a graduate of the Harvard Advanced Management Training Program.
In recommending the election of Mr. Sawatzke the Board considered the following key competencies: nuclear industry experience, energy and utility experience; public company experience; and executive and management experience.

OTHER DIRECTORS
Investor-Designated Directors
Toshiba America Energy Systems Corporation (“TAES”) (formerly known as Toshiba America Nuclear Energy Corporation) holds 718,200 shares of the 719,200 outstanding shares of the Company’s Class B common stock as of March 22, 2022. When sold, Class B common stock automatically converts into an equivalent number of shares of Class A common stock upon such sales, pursuant to the terms of the Class B common stock.
Class B common stock and Class A common stock have the same rights, powers, preferences and restrictions and rank equally in all matters, except when voting on certain matters. The holders of the Class B common stock have the right to elect one director of the Company (the “Investor-Designated Director”) if they maintain a designated ownership percentage.
Class B shareholders could lose their right to elect the Investor-Designated Director under certain circumstances, including reductions in their equity holdings of the Company below certain ownership thresholds. The holders of Class A common stock do not have the right to vote for Investor-Designated Director. Holders of Class B common stock are generally not entitled to vote on matters on which the holders of Class A common stock vote. Holders of Class B common stock are generally limited to voting for the Investor-Designated Directors and certain other matters pertaining to the rights and obligations of the holders of Class B common stock only.
Mr. Iguchi is the Class B common stock Investor-Designated Director. Mr. Iguchi abstains from voting on any matters involving Toshiba and its affiliates.
Biographical information, including relevant business and professional experience for the Investor-Designated Director currently serving on our Board is provided below:
Tetsuo Iguchi	Director since 2017 Age 55
Mr. Iguchi is Senior Vice President of Government & Industry Relations and General Manager of the Washington D.C. office of Toshiba America, Inc. Mr. Iguchi previously was assigned to the Overseas Sales and Marketing Department for Nuclear Division and also one of the Mount Fuji project team members working for Fukushima Daiichi restoration efforts. In July 2012, he was appointed Assistant General Manager of the Corporate Government & External Relations Division. He transferred to Toshiba America Inc. as Vice President for Government and Industry Relations and Deputy General Manager of the Washington DC office in January 2013 and was Visiting Fellow for the Center for Strategic and International Studies (CSIS).

GOVERNANCE OF THE COMPANY
Governance Information
Our Governance Guidelines
The Board has adopted Governance Guidelines, which serve as principles addressing the role of the Board in the areas of fiduciary oversight, independence, evaluation of the chief executive officer, and succession planning. The Governance Guidelines also set standards relating to the composition and operation of the Board and its committees, including standards relating to the selection and qualification of directors, evaluation of the Board and its committees, and director education. The Governance Guidelines are administered by the Board’s Compensation, Nominating and Governance Committee (“CN&G Committee”), which regularly reviews director criteria and qualifications, and leads the performance assessments of the Board and its Committees. The Board annually assesses the adequacy and effectiveness of its Governance Guidelines. A copy of our Governance Guidelines is available on our website at www.centrusenergy.com under “Corporate Governance” or upon written request, addressed to the Secretary at Centrus Energy Corp., 6901 Rockledge Drive, Suite 800, Bethesda, Maryland 20817.
Executive Sessions of Non-Management Directors
Our Governance Guidelines contemplate that non-management directors meet regularly in executive session. During 2021, the non-management directors met without management at regularly scheduled executive sessions, and Mikel H. Williams, our Chairman, presided at these executive sessions.
Communications with the Board of Directors
The Board has an established process to receive communications from stockholders and other interested parties. This process has been approved by a majority of the independent directors. Stockholders and other interested parties may contact the Board, the presiding director for executive sessions of the non-management directors, or the non-management directors as a group, by mail or electronically. Communications by mail should be addressed to such recipient or recipients in care of Centrus’ Secretary to c/o Secretary, Centrus Energy Corp., 6901 Rockledge Drive, Suite 800, Bethesda, Maryland 20817. Electronic communications can be made through our website at www.centrusenergy.com. Under the Corporate Governance section, you will find a link to the e-mail address for writing an electronic message to the Board, the presiding director for executive sessions of the non-management directors, or the non-management directors as a group.
Director Independence
The NYSE American listing standards require that the boards of listed companies have a majority of independent directors and, with limited exceptions, that audit and compensation committee members must all be independent as affirmatively determined by the Board. At its March 2022 meeting, after reviewing the NYSE American standards of independence, the Board affirmatively determined that the following director nominees were independent: Mr. Williams, Mr. Jagodinski, Dr. Madia, Mr. Subin, Ms. Jonas, Adm. Donald, and Mr. Sawatzke. The basis for these determinations was that each of Messrs. Williams, Jagodinski and Sawatzke, Ms. Jonas, and Adm. Donald have no relationships with the Company other than being a director and/or stockholder of the Company. In evaluating the independence of Mr. Subin, the Board also considered Broadbill Investment Partners, LLC’s, and MilFam LLC’s position as shareholders and noteholders of the Company. Mr. Subin co-founded and formerly served as chairman of the board of Broadbill Investment Partners, LLC and, on January 12, 2018, Mr. Subin succeeded to the position of president and manager of MilFam LLC, which serves as manager, general partner, or investment advisor to a number of entities formerly managed or advised by the late Lloyd Miller. The Board determined that these holdings did not compromise Mr. Subin’s independence. In evaluating the independence of Dr. Madia, the Board also considered Dr. Madia’s former position on the advisory board and ownership of stock in X-energy, LLC (“X-energy”), an entity with which the Company has a commercial relationship. The Board determined that this position and stock ownership did not compromise Dr. Madia’s independence. In evaluating the independence of Mr. Williams, the Board also considered Mr. Williams’ service on the board of directors of B. Riley Financial Inc., a firm which the Company engaged as a financial advisor and in connection with an at-the-market offering of its Class A common stock in 2021. The Board determined that this position did not compromise Mr. Williams’ independence. Mr. Poneman, and Mr. Iguchi, the Investor-Designated Director, are not considered to be independent. All members of the Company’s Audit and Finance and CN&G Committees are independent.
Criteria for Board Membership
The CN&G Committee believes that the minimum qualifications for serving as a director of the Company are that a nominee demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board’s oversight of the business and affairs of the Company. This assessment includes the consideration of each director’s, or each nominee’s, business background, experience and capabilities complementary to other directors’ experience and capabilities, financial acumen, experience with government, willingness and ability to devote adequate time to the Company, integrity, and any other factor deemed appropriate, all in the context of an assessment of the perceived needs of the Board at that point in time. In addition, the Board considers the diversity of its members when considering a candidate. Centrus does not have a formal policy on Board diversity, however, Centrus’ Board of Directors Governance Guidelines include diversity as one of the criteria to be considered in reviewing the appropriate skills and characteristics required of Board members and nominees. When the CN&G Committee considers diversity, it takes an expansive view and seeks to achieve a diversity of viewpoints, skills, experience, and other factors. Currently, the Board benefits from its diversity in the background, expertise, perspective, gender, ethnicity and abilities of its members, among others.
The CN&G Committee identifies potential nominees by asking current directors to notify the committee if they become aware of persons meeting the criteria described above, who might be available to serve on the Board. Additionally. the CN&G Committee, from time to time, may engage firms that specialize in identifying director candidates.
Once a person has been identified by the CN&G Committee as a potential candidate, the committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the CN&G Committee determines that the candidate warrants further consideration, the Chairman or another member of the CN&G Committee or their designee contacts the person. Generally, if the person expresses a willingness to be considered and to serve on the Board, the CN&G Committee requests information from the candidate, reviews the person’s accomplishments and qualifications, including in light of any other candidates that the committee might be considering, and conducts one or more interviews with the candidate. In certain instances, committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s accomplishments. The CN&G Committee’s evaluation process does not vary based on whether or not a candidate is nominated by a stockholder.
The CN&G Committee also reviewed the qualifications of Mr. Iguchi in connection with his appointment to the Board.
Voting Agreement
On April 6, 2021, Old West Investment Partners, LP, Old West Income Fund, LP, Old West Opportunity Fund, LP and Old West Investment Management, LLC (collectively, “Old West”), held 6.8% of the outstanding shares of our Class A common stock. At that time, the Company entered into a Voting and Nomination Agreement (the “Old West Voting Agreement”) with Old West. As of February 14, 2022, Old West were beneficial owners of 181,228 shares of our Class A common stock, representing approximately 1.4% of the outstanding shares of Class A common stock. Pursuant to the terms of the Old West Voting Agreement, Old West agreed to (i) vote all shares of Centrus Class A common stock for which Old West is the beneficial owner in accordance with management’s recommendations at the 2021 annual meeting of stockholders and (ii) vote for the slate of directors nominated by the Company at the Company’s 2022 Annual Meeting.

Director Nominations by Stockholders
The CN&G Committee will consider director candidates nominated by stockholders. In considering candidates submitted by stockholders, the CN&G Committee will take into consideration the needs of the Board and the qualifications of the candidate. To have a candidate considered by the CN&G Committee, a stockholder must comply with notification requirements in Centrus’ bylaws. The bylaws require, among other things, that a stockholder must submit the nomination in writing and must include the following information:
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the name of the stockholder and evidence of the person’s ownership of Company stock, including the number of shares owned and the length of time of ownership; and

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the name of the candidate, the candidate’s resume or a listing of his or her qualifications to be a director of the Company and the person’s consent to be named as a director if selected by the CN&G Committee and nominated by the Board.

Under our bylaws, a stockholder’s nomination for director must be delivered to the Company’s Secretary not less than 90 days nor more than 120 days prior to the anniversary date of the previous year’s annual meeting, unless the date of the next annual meeting is more than 30 days before or more than 60 days after such anniversary date, in which case notice must be received not later than the tenth day following the day on which notice of the meeting is mailed or public disclosure of the date of the annual meeting is made. For the dates of submission of director candidates for our 2023 annual meeting, please see the section of this proxy statement titled “Date for Submission of Stockholder Proposals.”
Board Leadership Structure and Role in Risk Oversight
The Board does not have a policy on whether or not the roles of the Chairman and Chief Executive Officer should be separate. However, Centrus currently has a separate, independent Chairman. Mr. Williams has been Chairman since September 2014. Centrus believes this leadership structure is appropriate for Centrus at this time because Mr. Williams provides valuable oversight of management, while avoiding potential conflicts, and encouraging a proactive and effective Board. In his role as Chairman, Mr. Williams provides Board leadership, presides at all Board meetings, and approves all Board agendas.
The Board has responsibility for risk oversight of Centrus and exercises this oversight function both through the entire Board and through the individual committees of the Board, including the risks posed to the Company by the war in Ukraine and the COVID-19 pandemic. Individuals who are responsible for Centrus’ key risks report directly to the entire Board on a regular basis regarding Centrus’ enterprise risk management (“ERM”) program. The Board has responsibility to discuss the Company’s guidelines and policies governing risk assessment and risk management and the process by which each is handled. The risks that are identified as part of Centrus’ ERM program and through the Board’s process flow down to the specific committees based on their areas of responsibility. For example, the Audit and Finance Committee oversees the management by Centrus of risks as they relate to audit and finance matters or other matters within the committee’s scope of responsibilities, while the Technology, Competition and Regulatory Committee oversees the management by Centrus of risks as they relate to compliance with regulatory requirements, cyber security or other matters within the committee’s scope of responsibilities. Management is also carefully monitoring the evolving developments related to the war in Ukraine and periodically updating and receiving input from the Board on the potential impacts on the Company and its customers and the Company’s mitigation plans. Please see Item 1A, Risk Factors, in our most recent Annual Report on Form 10-K and our other SEC filings for additional information.
Code of Business Conduct
Centrus has a code of business conduct, applicable to all of our directors, officers, and employees. The code of business conduct provides a summary of the standards of conduct that are at the foundation of our business operations. The code of business conduct states that we conduct our business in strict compliance with all applicable laws and addresses other important matters such as conflicts of interest and how violations of the code may be reported and will be handled. Each director, officer and employee must read the code of business conduct and sign a form stating that he or she has read, understands, and agrees to comply with the code of business conduct. The code of business conduct provides that directors, officers and employees are prohibited from entering into short sales or purchasing financial instruments (including prepaid variable forward contracts, equity swaps, put or call options, collars, and exchange funds) that are designed to hedge or offset any change in the market value of our stock. Our Business Conduct Committee, comprised of members of management, is responsible for monitoring performance under the code of business conduct and for addressing any issues that arise with respect to the code. A copy of the code of business conduct is available on our website at www.centrusenergy.com or upon written request, addressed to the Secretary at Centrus Energy Corp., 6901 Rockledge Drive, Suite 800, Bethesda, Maryland 20817. We will disclose on the website any amendments to, or waivers from, the code of business conduct that are required to be publicly disclosed.
Transactions with Related Persons
The Board has adopted a policy and procedures for review, approval or ratification of transactions involving the Company and “related persons” (the Company’s directors and executive officers and stockholders owning 5% or greater of the Company’s outstanding stock, or their immediate family members). The policy covers any related person transaction that meets the minimum threshold for disclosure under the relevant SEC rules or that is otherwise referred to the Board for review. This generally includes transactions in which a related person has a direct or indirect material interest involving the lesser of 1% of the average of the company’s total assets at year-end for the last two years or $120,000. Under this policy, related person transactions must be approved by the CN&G Committee, although the Chairman of the Board may direct that the full Board review specific transactions. The transaction must be approved in advance whenever feasible and, if not feasible, must be ratified at the CN&G Committee’s next meeting. In determining whether to approve or ratify a related person transaction, the CN&G Committee will take into account all factors it deems appropriate, including: whether the subject matter of the transaction is available from other non-affiliated sources; whether the transaction is on terms no less favorable to the Company than terms generally available from an unaffiliated third party; the extent of the related person’s interest in the transaction; and whether the transaction is in the best interests of the Company. If approved, the affected director will be required to recuse himself or herself from matter involving the transaction and the parties to the transaction and the CN&G Committee may impose such other conditions it deems necessary.
Management is responsible for the development and implementation of processes and controls to ensure that related person transactions are identified, and that disclosure is made as required by law. To that end, currently we annually require each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related person transactions.
On January 12, 2018, Mr. Subin succeeded to the position of president and manager of MilFam LLC, which serves as manager, general partner, or investment advisor to a number of entities formerly managed or advised by the late Lloyd Miller. MilFam LLC’s are stockholders and noteholders of the Company. Out of a total $74.3 million principal amount outstanding of the Company’s 8.25% notes maturing February 28, 2027 (the “8.25% Notes”), MilFam LLC, holds $14,575,290 principal amount of the 8.25% Notes. MilFam LLC receives interest on the 8.25% Notes, which is payable by the Company semi-annually. Mr. Subin has recused himself from matters in which the interests of MilFam LLC potentially may differ from other Class A common stockholders.
Stock Ownership Policies
In 2021, the Company adopted stock ownership guidelines for its officers and directors. The Company believes these guidelines will help to better align the interests of the officers and directors with those of the stockholders. Pursuant to the officers’ guidelines, the chief executive officer is expected to hold stock of the Company having an aggregate value of at least two times the amount of his annual base salary, and each other named executive officer is expected to hold stock of the Company having an aggregate value of at least the amount of his or her annual base salary.
Pursuant to the directors’ guidelines, directors are expected to hold stock of the Company having an aggregate value of at least three times the amount of the annual directors’ cash retainer. Officers and directors are expected to use good faith efforts to attain the applicable stock ownership targets within a reasonable time period after becoming subject to such targets, and to continuously hold stock in an amount at or above the target. Until an officer or director has met the applicable ownership target, such person must retain at least 50% of shares acquired upon grant, exercise or vesting of equity awards, provided that this requirement applies only to awards made after the effective date.
Corporate Governance Information
Stockholders will find information about our corporate governance practices on our website at www.centrusenergy.com. Our website contains information about our Board, Board committees, current copies of our bylaws and charter, committee charters, code of business conduct and governance guidelines. Stockholders may obtain, without charge, hard copies of the above documents by writing to the Secretary at Centrus Energy Corp., 6901 Rockledge Drive, Suite 800, Bethesda, Maryland 20817.
Board and Committee Membership
Pursuant to the Delaware General Corporation Law, under which Centrus is organized, our business, property, and affairs are managed under the direction of our Board. Members of the Board are kept informed of our business through discussions with the Chief Executive Officer and other officers, by reviewing materials prepared for them by management, by participating in meetings of the Board and its committees, and by other means. Further, the Board receives periodic updates from management and Company advisors between Board meetings to keep apprised of important matters that could affect the Company, as needed, such as the war in Ukraine.
It is the Board’s policy that all directors attend its annual meeting. In 2021, all of the then incumbent directors attended our virtual annual meeting.
During 2021, the Board held 18 meetings. All directors attended 75% or more of the Board’s meetings and meetings of the committees on which they served.
The Board has designated four standing committees, each identified in the table below. From time to time the Board may designate other ad hoc committees to address specific matters. With the exception of the Executive Committee, the committees are composed entirely of independent directors. The Board has adopted a written charter for each of these committees. The full text of each charter is available on the Company’s website at www.centrusenergy.com.
The table below sets forth the membership of these committees as of April 25, 2022 and the number of meetings held in 2021:
Director	Executive Committee	Audit and Finance Committee	Compensation, Nominating and Governance Committee	Technology, Competition and Regulatory Committee
Kirkland H. Donald				X
W. Thomas Jagodinski	X	Chair
Tina W. Jonas	X	X	Chair
William J. Madia	X			Chair
Daniel B. Poneman	X
Bradley J. Sawatzke			X
Neil S. Subin			X
Mikel H. Williams	Chair	X		X
Number of Meetings in 2021	5	4	10	4
Mr. Iguchi, our only Investor-Designated Director, does not currently serve on any of the four standing committees and did not serve on any such committee in 2021.
The functions performed by our four standing committees are described below.
Audit and Finance Committee
The Audit and Finance Committee represents and assists the Board with the oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, the performance of the Company’s internal audit function, and the performance of the independent auditors. In addition, the Committee is responsible for appointing, retaining, compensating, evaluating and, if necessary, terminating the Company’s independent auditors. The Committee is also responsible for advising the Board regarding significant financial matters. The Committee meets regularly in executive session with the Company’s independent auditor and with the Company’s chief audit executive.
The Board has determined that each member of the Audit and Finance Committee is an “independent director” in accordance with NYSE American listing standards and applicable securities laws. Under the NYSE American listing standards, all audit committee members must be “financially literate,” as that term is determined by the Board in its business judgment. Further, under SEC rules, the Board must determine whether at least one member of the audit committee is an “audit committee financial expert,” as defined by the SEC’s rules. The Board has determined that all members of the Audit and Finance Committee are “financially literate” and qualify as “audit committee financial experts.”
Compensation, Nominating & Governance Committee
The CN&G Committee’s responsibilities include annually reviewing the performance of the Chief Executive Officer and other senior management; overseeing and administering the Company’s executive compensation program; and reviewing, overseeing and evaluating overall compensation programs and policies for the Company and its employees. The CN&G Committee is also responsible for overseeing the management by the Company of risks as they relate to the Company’s compensation policies and practices and other matters within the committee’s scope of responsibilities. The CN&G Committee is also responsible for periodically reviewing compensation for non-employee directors and making recommendations to the Board. The CN&G Committee also establishes performance objectives under the Company’s incentive programs and oversees administration of employee benefit plans.
The functions of the CN&G Committee also include the following: identifying and recommending to the Board individuals qualified to serve as directors of the Company; recommending to the Board directors to serve on committees of the Board; advising the Board with respect to matters of Board composition and procedures; developing and recommending to the Board a set of corporate governance principles applicable to the Company and overseeing corporate governance matters generally; overseeing the annual evaluations of the Chief Executive Officer, the Board and its committees; and overseeing the management by the Company of risks as they relate to the Company’s corporate governance or other matters within the committee’s scope of responsibilities.
The CN&G Committee will consider director candidates nominated by stockholders in accordance with the procedures previously described under “Governance Information — Director Nominations by Stockholders.” In addition, the CN&G Committee is responsible for reviewing the Company’s code of business conduct and overseeing the Company’s processes for monitoring compliance, and for reviewing and approving all transactions between the Company and any related person under the Company’s related person transaction policy previously described.
The Board has determined that each member of the CN&G Committee is an “independent director” in accordance with NYSE American listing standards and applicable securities laws.
In 2021, the CN&G Committee transitioned from retaining Pay Governance, its independent consultant, to Willis Tower Watson (WTW). Similar to the services Pay Governance provided, WTW provides advice to the CN&G Committee on an as needed basis including with respect to compensation trends and best practices, determining an appropriate group of peer companies, comparing the Company’s compensation program to those in the peer group, recommending performance benchmarks for awards and on market compensation practices. WTW reports to the CN&G Committee and its Chairman. Under the CN&G Committee’s charter, the CN&G Committee has sole authority to retain and terminate its compensation consultant and to approve the consultant’s fees and other retention terms. The CN&G Committee assessed the independence of WTW and concluded that its engagement of WTW did not raise any conflict of interest.
The CN&G Committee, in consultation with management, has reviewed the design and operation of the Company’s compensation arrangements and evaluated the relationship between the Company’s risk management policies and practices and these arrangements. As a result of this review, the CN&G Committee has determined that the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.
Additionally, in consultation with management, the CN&G Committee conducted a review of “walk-away” values as of year-end (i.e., the benefits executives would be entitled to receive had their employment terminated at that time) and reviewed compensation best practices. The CN&G Committee considered this when establishing compensation for executives.
Technology, Competition and Regulatory Committee
The Technology, Competition and Regulatory Committee’s responsibilities include providing oversight and guidance to management with respect to the Company’s technology initiatives, with a focus on the potential technological advances and technological risk related to the Company’s centrifuge technology; informing the Board of significant energy policy developments and developments in enrichment technology; monitoring competition and market demand in the enrichment industry; monitoring the protection of the Company’s intellectual property; monitoring issues with respect to the Company’s information technology; monitoring operational readiness activities; and overseeing the management by the Company of risks as they relate to the Company’s technology, competition or other matters within the Committee’s scope of responsibilities.
The Committee’s responsibilities include monitoring the Company’s compliance with regulatory requirements, overseeing the Company’s initiatives with, and involving various agencies of the United States government and applicable state governments. The Committee is also responsible for advising the Board on regulatory and other governmental considerations in the Board’s deliberations and decision-making processes and overseeing the management by the Company of risks as they relate to the Company’s compliance with regulatory requirements or other matters within the Committee’s scope of responsibilities.
Executive Committee
The primary function of the Executive Committee is to aid the Board in handling matters which, in the opinion of the Chairman of the Board, should not be postponed until the next scheduled meeting of the Board, as the law permits.
Compensation of Directors
Non-Employee Director Compensation Arrangement
Annual compensation for non-employee directors typically covers service for the term of approximately one year commencing at the annual meeting.
For the 2021-2022 term, the Board approved the following compensation structure for non-employee directors:
Form of Compensation	Amount
Board annual cash retainer(1)	$72,000
Restricted stock unit grant(2)	$70,000
Chairman fees(3)
Board	$100,000
Audit and Finance Committee	$15,000
CN&G Committee	$15,000
Technology, Competition and Regulatory Committee	$50,000
Committee annual cash retainer(4)	$10,000

(1)
Paid in four equal installments of $18,000 on or before August 24, 2021, September 30, 2021, December 31, 2021, and March 31, 2022.

(2)
RSUs were granted on August 10, 2021, based on the closing price on the day of grant ($25.13) and vest on the earlier of (i) June 16, 2022, or (ii) the date of the 2022 annual meeting of stockholders.

However, vesting is accelerated upon (1) the director attaining eligibility for retirement, (2) termination of the director’s service by reason of death or disability, or (3) a change in control.
(3)
Paid in four equal installments at the same time as the payment of the annual cash retainer. These chairman fees are incremental to fees received as committee members. No chairman fees are paid for Executive Committee, Transaction Committee or other committee service.

(4)
Paid in four quarterly installments on June 30, September 30, December 31, and March 31. No retainer is paid for service on the Executive Committee.

All non-employee directors are reimbursed for any reasonable expenses incurred in connection with their duties as directors of the Company. Mr. Poneman, our President and Chief Executive Officer, does not receive any additional compensation for his service on the Board. Mr. Iguchi, currently our only Investor-Designated Director, also does not receive compensation from the Company for his service on the Board. Mr. Poneman and our Investor-Designated Director are, however, each eligible to receive reimbursement of expenses in connection with his service on the Board.
Non-Employee Director Compensation for Fiscal Year 2021
Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards(2) ($)	Total ($)
Kirkland H. Donald	$82,000	$70,000	$152,000
W. Thomas Jagodinski	$97,000	$70,000	$167,000
Tina W. Jonas	$107,000	$70,000	$177,000
William J. Madia	$132,000	$70,000	$202,000
Bradley J. Sawatzke	$82,000	$70,000	$152,000
Neil Subin	$82,000	$70,000	$152,000
Mikel H. Williams	$192,000	$70,000	$262,000

(1)
The Investor-Designated Director does not receive director compensation. Mr. Poneman also does not receive director compensation. Mr. Poneman’s compensation as our President and Chief Executive Officer is set forth in the Summary Compensation Table of this proxy statement.

(2)
The amounts shown in the Stock Awards column represent the aggregate grant date fair value of RSUs granted to each director in 2021, under the Centrus Energy Corp. 2014 Equity Incentive Plan, computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation — Stock Compensation (“ASC Topic 718”). For a discussion of valuation assumptions, see Note 12 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021. In accordance with SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

The amounts shown in the Stock Awards column above as of December 31, 2021, for each of the non-employee directors include the following grants of RSUs which vest on June 16, 2022, which have the following grant date fair value, calculated using the closing price of Centrus’ common stock on the date of grant in accordance with FASB ASC Topic 718:
Name	Grant Date	Number of Restricted Stock Units	Grant Date Fair Value ($)
Kirkland H. Donald	08/10/21	2,786	70,012
W. Thomas Jagodinski	08/10/21	2,786	70,012
Tina W. Jonas	08/10/21	2,786	70,012
William J. Madia	08/10/21	2,786	70,012
Bradley J. Sawatzke	08/10/21	2,786	70,012
Neil Subin	08/10/21	2,786	70,012
Mikel H. Williams	08/10/21	2,786	70,012

The total number of RSUs outstanding at December 31, 2021 for each of Messrs. Jagodinski and Williams, and Dr. Madia was 47,445. The total number of RSUs outstanding at December 31, 2021 for Mr. Subin was 34,528. The total number of RSUs outstanding at December 31, 2021 for Ms. Jonas was 9,520. The total number of RSUs outstanding at December 31, 2021 for Messrs. Donald and Sawatzke was 2,786 (all of which were unvested on that date).
Our Executive Officers
Executive officers are elected by and serve at the discretion of the Board. Our executive officers at March 22, 2022 were as follows:
Name	Age	Position
Daniel B. Poneman	66	President and Chief Executive Officer
Larry B. Cutlip	62	Senior Vice President, Field Operations
John M.A. Donelson	57	Senior Vice President, Sales and Chief Marketing Officer
Kevin J. Harrill	45	Controller and Chief Accounting Officer
Dennis J. Scott	62	Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary
Philip O. Strawbridge	67	Senior Vice President, Chief Financial Officer, Chief Administrative Officer and Treasurer
Daniel B. Poneman has been President and Chief Executive Officer since April 2015 and was Chief Strategic Officer in March 2015. Prior to joining the Company, Mr. Poneman was Deputy Secretary of Energy from May 2009 to October 2014, in which capacity he also served as Chief Operating Officer of the U.S. Department of Energy.
Larry B. Cutlip has been Senior Vice President, Field Operations, since January 2018, was Vice President, Field Operations from May 2016 through December 2017, was Deputy Director of the American Centrifuge Project from January 2015 to May 2016, was Director, Centrifuge Manufacturing from April 2008 to December 2014, was Director, Program Management and Strategic Planning from December 2005 to April 2008, was Manager, Engineering from May 1999 to December 2005, and held positions in operations management and engineering at the Company and its predecessors since 1981.
John M.A. Donelson has been Senior Vice President, Sales, and Chief Marketing Officer since March 2019 and was Vice President, Sales and Chief Marketing Officer since January 2018. Mr. Donelson was Vice President, Marketing, Sales and Power from April 2011 through December 2017. Mr. Donelson was Vice President, Marketing and Sales from December 2005 to April 2011, Director, North American and European Sales from June 2004 to December 2005, Director, North American Sales from August 2000 to June 2004 and Senior Sales Executive from July 1999 to August 2000.
Kevin J. Harrill has extensive experience in finance and accounting leadership roles in multi-national companies, including Fortune 500 and private equity-backed corporations. Prior to joining the Company, Mr. Harrill held positions of increasing responsibility at Blackboard Inc., from 2015 to 2021, including Vice President, Chief Accounting Officer and Corporate Controller.
Dennis J. Scott has been Senior Vice President, General Counsel, Chief Compliance Officer, and Corporate Secretary since January 2018 and Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary from May 2016 through December 2017. Mr. Scott was Deputy General Counsel and Director, Corporate Compliance from April 2011 to May 2016, Acting Deputy General Counsel from August 2010 to April 2011, Assistant General Counsel and Director, Corporate Compliance from April 2005 to August 2010 and Assistant General Counsel from January 1994 to April 2005.
Philip O. Strawbridge has been Senior Vice President, Chief Financial Officer, Chief Administrative Officer, and Treasurer since September 2019. From 2010 to 2013, he served as an executive adviser at Court Square Capital. Mr. Strawbridge served in various executive positions including Chief Financial Officer at EnergySolutions, Inc., a nuclear services and technology company, from 2006 to 2010 (formerly, NYSE: ES). He was Chief Executive Officer and Chief Operating Officer of BNG America, which provided nuclear waste management services and technology to U.S. Government and commercial clients, from 1999 until BNG America was acquired by EnergySolutions in 2006. From 1996 to 1999, Mr. Strawbridge was Chief Financial Officer of OHM/IT Corporation, an environmental and nuclear remediation firm (formerly,

NYSE: OHM). He also worked in several executive roles at the Fluor Corporation (NYSE: FLR) from 1986 to 1995. Early in his career, Mr. Strawbridge held various executive positions within the United States General Services Administration.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Security Ownership of Directors, Director Nominees and Executive Officers
The following table shows the beneficial ownership of the Company’s common stock as of April 5, 2022 by each of the Company’s directors and director nominees, by each executive officer named in the Summary Compensation Table, and by all current directors and executive officers of the Company as a group. Unless otherwise indicated in the table, each person has the sole power to vote and dispose of the shares reported as beneficially owned by such person.
Name of Beneficial Owners(1)	Beneficial Ownership(2)	Percentage of Class A Owned
Directors and Nominees
Mikel H. Williams	47,445	*
Kirkland H. Donald	2,786	*
Tetsuo Iguchi	—	—
W. Thomas Jagodinski	47,445	*
Tina W. Jonas	9,520	*
William J. Madia	47,445	*
Bradley J. Sawatzke	2,786	*
Neil S. Subin(3)	1,237,924	8.98%
Daniel B. Poneman(4)	178,852	1.30%
Named Executive Officers (excluding Mr. Poneman)
Philip O. Strawbridge	—	*
John M.A. Donelson(5)	13,824	*
Directors and all executive officers as a group (14 persons)	1,588,027	10.28%

*
Represents less than 1% of our outstanding common stock.

(1)
As of April 5, 2022, the Company had issued 14,500,667shares of common stock, consisting of 13,781,467 shares of Class A common stock and 719,200 shares of Class B common stock. The Class B common stock is held by Toshiba and BWXT Investment Company. The holders of Class B common stock have the same rights, powers, preferences and restrictions and the stock ranks equally in all matters with the Class A common stock, except in regard to voting. The Class B common stock converts to Class A common stock upon transfer to a non-Class B common stockholder. Percentage of class owned is based on 13,781,467shares of Class A common stock outstanding as of April 5, 2022.

(2)
Includes 47,445 RSUs that vest on June 16, 2022 for each of the following directors: Messrs., Jagodinski, Williams and Dr. Madia. Includes RSUs for Ms. Jonas and Messrs. Donald, Sawatzke and Subin. However, vesting is accelerated upon (i) the director attaining eligibility for retirement, (ii) termination of the director’s service by reason of death or disability, or (iii) a change in control. Settlement of RSUs will be made in shares of Centrus Class A common stock upon the director’s retirement or other end of service.

(3)
Includes (a) RSUs described in footnote 2 plus (b) 1,203,396 shares based solely on a Schedule 13D filed on November 24, 2021 which provides that (i) 47,368 shares of Class A common stock owned of record by Susan F. Miller Spousal Trust A-4; (ii) 47,368 shares of Class A common stock owned of record by Miller Family Education and Medical Trust, (iii) 94,735 shares of Class A common stock owned of record by Marli B. Miller Trust A-4; (iv) 36,346 shares of Class A common stock owned of record by the Catherine Miller Trust C; (v) 95,837 shares of Class A common stock owned of record by the Susan Miller Spousal IRA; (vi) 344,341 shares of Class A common stock owned of record by Milfam II L.P.; (vii) 112,438 shares of Class A common stock owned of record by Lloyd I. Miller, III Revocable Trust; (viii) 4,941 shares of Class A common stock owned of record by Catherine Miller Irrevocable Trust; and (ix) 420,022 shares of Class A common stock owned of record by Milfam Investments LLC. Mr. Subin is the President and Manager of MILFAM LLC, which serves as manager, general partner, or advisor of a number of the foregoing entities formerly managed or advised by the late Lloyd I. Miller, III, and he also serves as trustee of a number of a number of the foregoing trusts for the benefit of the family of the late Mr. Lloyd I. Miller, III, consequently, he may be deemed the beneficial owner of the shares specified in clauses (i) through (ix) of the preceding sentence. Mr. Subin disclaims beneficial ownership of any shares other than to the extent he may have a pecuniary interest therein.
(4)
Includes108,000 shares of Class A common stock that may be acquired under stock options that are currently exercisable or will become exercisable within 60 days. It also includes 7,418 shares of restricted stock that will vest in 2025 subject to meeting a threshold performance metric.

(5)
Includes 3,520 shares of restricted stock that will vest in 2025 subject to meeting a threshold performance metric.

Security Ownership of Certain Beneficial Owners
The following table sets forth information as to those holders known to the Company to be the beneficial owners of more than 5% of the outstanding shares of the Company’s Class A common stock as of April 5, 2022. All information shown is based on information reported by the filer on a Schedule 13G or 13D filed with the SEC on the dates indicated in the footnotes to this table.
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class Owned
Morris Bawabeh 15 Ocean Avenue Brooklyn, NY 11225	1,621,776	11.77%
Neil S. Subin 2336 SE Ocean Boulevard Suite 400 Stuart, Florida 34996	1,237,924	8.98%

(1)
Percentages based on 13,781,467 shares of the Company’s Class A common stock outstanding as of April 5, 2022.

(2)
Includes (a) RSUs described in footnote 2 to the table captioned “Security Ownership of Directors, Director Nominees and Executive Officers”; plus (b) 1,203,396 shares based solely on a Schedule 13D filed on November 24, 2021 which provides that (i) 47,368 shares of Class A common stock owned of record by Susan F. Miller, III Spousal Trust A-4; (ii) 47,368 shares of Class A common stock owned of record by Miller Family Education and Medical Trust, (iii) 94,735 shares of Class A common stock owned of record by Marli B. Miller Trust A-4; (iv) 36,346 shares of Class A common stock owned of record by Catherine Miller Trust C; (v) 348,422 shares of Class A common stock owned of record by Milfam II L.P.; (vi) 112,438 shares of Class A common stock owned of record by Lloyd I. Miller, III Revocable Trust; (viii) 4,941 shares of Class A common stock owned of record by Catherine Miller Irrevocable Trust; and (ix) 420,022 shares of Class A common stock owned of record by Milfam Investments LLC. Mr. Subin is the President and Manager of MILFAM LLC, which serves as manager, general partner, or advisor of a number of the foregoing entities formerly managed or advised by the late Lloyd I. Miller, III, and he also serves as trustee of a number of a number of the foregoing trusts for the benefit of the family of the late Mr. Lloyd I. Miller, III, consequently, he may be deemed the beneficial owner of the shares specified in clauses (i) through (vi) of the preceding sentence. Mr. Subin disclaims beneficial ownership of any shares other than to the extent he may have a pecuniary interest therein.

(3)
Based solely on a Schedule 13D/A filed on January 10, 2022 which provides that shares may be deemed directly or indirectly beneficially held by each of the following: Kulayba LLC, a limited liability company of which Mr. Bawabeh is the sole member, and M&D Bawabeh Foundation, Inc. a charitable foundation of which Mr. Bawabeh is a director and officer.

EXECUTIVE COMPENSATION
Background
In 2021, the Company continued to strengthen its balance sheet, improve its financial performance and make progress on the construction and licensing of a High-Assay, Low-Enriched Uranium (“HALEU”) facility under contract with the United States Department of Energy (DOE) including with respect to the following:
Key financial metrics continued to improve in 2021:
Gross profit — up 17 percent.
Revenue — up 21 percent.
Cash balance — up 25 percent.
SWU sales volume — up 64 percent.
Net income — up 222 percent.
Highlights of our strong financial and commercial performance are set forth below. We believe our efforts have significantly benefitted our stockholders.
2021 Financial Highlights
•
Net income of $175.0 million

•
Total revenues of $298.3 million, including LEU segment revenue of $186.1 million

•
Year-end cash balance of $193.8 million

•
Raised $44.2 million, before expenses, through an At Market Sales Agreement offering of Class A common stock

•
Completed cash tender offer for an aggregate purchase price of $43.3 million to retire all outstanding Series B Senior Preferred Stock at a discount

•
Reduced pension liability by $101.3 million, driven by strong investment returns and receipt of pension of $43.5 million settlement by the U.S. government

2021 Commercial Highlights
•
Increased the value of the long-term order book to $986 million from $960 million by securing new sales contracts that exceeded the value of 2021 deliveries

•
Secured approval of the U.S. Nuclear Regulatory Commission of license amendment to produce HALEU

•
First U.S. facility licensed for HALEU production

We are closely monitoring the impacts the war in Ukraine may have on the Company and the nuclear industry. Together with others in the nuclear industry, we are working to mitigate the potential impacts on the Company. Please see Item 1A, Risk Factors, in our most recent Annual Report on Form 10-K and our other SEC filings for additional information.

Highlights of Our Executive Compensation Program
Our executive compensation program is built on a strong governance framework and pay-for-performance philosophy. Our program is a combination of based salary and annual and long-term incentives based on performance goals that are key to the long-term profitability and financial health of the Company. A long-term equity denominated incentive that aligns compensation with the return to stockholders as reflected in the share price of the Company’s Class A common stock is an integral part of the program. Key design elements and features of this program are:
•
Our CN&G Committee exercises strong oversight of all elements of executive compensation.

•
Fixed base salary in 2021 represented less than 56% of each named executive officer’s total direct compensation opportunity.

•
Over 44% of each named executive officer’s total direct compensation opportunity is “at risk” and dependent on Company and individual performance measured against goals established by the CN&G Committee.

•
Compensation in 2021 for our named executive officers consisted of:

–
a fixed base salary,

–
an annual cash incentive based on attainment of specific goals established by the CN&G Committee,

–
a three-year long-term incentive program award established in 2019 that provided a final payment for the 2020 – 2022 period, of which half was based on performance goals set by the CN&G Committee and half was based on the grant of an equity-denominated notional share award, and

–
new long-term incentive program that provides for overlapping three-year performance periods awarded for the 2020 – 2022 performance period, the 2021 – 2023 performance period and the 2022 – 2024 performance period as further described below

•
In 2019, the CN&G Committee had re-evaluated our executive compensation program and adopted the 2019 Executive Incentive Plan (the “2019 EIP”), a sub plan adopted under and subject to the terms of the 2014 Equity Incentive Plan, as amended and restated from time to time (the “2014 Plan”). The 2019 EIP was adopted to provide the CN&G Committee with ability to grant equity and cash awards to eligible participants in order to drive performance and, in respect of equity awards, to further align the interests of management with those of our stockholders.

•
In 2020, the Company engaged in an active outreach to certain of our stockholders to discuss executive compensation. Stockholder feedback included a request that the Company continue to further align executive compensation with the interests of our stockholders and to provide more transparency into the goals of our annual and long-term incentive plans. Based on this feedback the CN&G Committee has transitioned to a compensation program that better aligns management incentives with the creation of shareholder value. The long-term incentive programs are based entirely on equity denominated awards. As result, the say on pay advisory vote was approved by over 98% of shareholders voting at the 2021 annual meeting. In 2022, the transition of the program was completed, and the CN&G Committee adopted the current Executive Incentive Plan (the “EIP”) which continues to provide for annual and long-term incentives including equity based overlapping long-term incentives and minimum vesting requirements. The CN&G Committee continues to evaluate the compensation program to ensure it provides meaningful incentives aligned with shareholder interests.

•
In 2021, our CN&G Committee transitioned from Pay Governance to Willis Towers Watson (WTW) as its independent compensation consultant to advise the Committee and to provide a fresh perspective.

•
Our equity incentive plan includes a compensation recovery or “clawback” provision that applies to all equity plan participants.

•
Except for Mr. Poneman, our CEO, there are no employment agreements with our executives.

•
All of the change in control agreements the Company has with its executives, including the named executive officers, include a “double-trigger” provision requiring both a change in control of the Company and an involuntary or constructive termination of the executive’s employment within a specified period of the change in control to receive benefits. Although these agreements provide for automatic renewal to protect employees, the Company retains the ability to terminate the agreements prior to a change in control with sufficient notice.

•
Cash severance payments under the Executive Severance Plan (as described below) upon an involuntary termination outside of a change in control are as follows:

–
For Mr. Poneman, as such severance plan is amended by Mr. Poneman’s employment agreement, are limited to (a) two times Mr. Poneman’s base salary and annual bonus and (b) Mr. Poneman’s pro-rated performance bonus based on actual performance for the year in which the termination of employment occurs; and

–
For all other executives, are limited to (a) one times the executive’s base salary and annual bonus and (b) the executive’s pro-rated performance bonus based on actual performance for the year in which the termination of employment occurs.

•
We do not provide excise tax-gross ups to our executives.

•
We have a strong risk management program with specific responsibilities assigned to the Board and its committees, with the goal of avoiding excessive risk in our compensation programs.

Executive Incentive Plans
The 2014 Plan authorizes the issuance of up to 1,900,000 shares of the Company’s Class A common stock to the Company’s employees, officers, directors and other individuals providing services to the Company or its affiliates pursuant to options, stock appreciation rights, restricted stock units, restricted stock, performance awards, dividend equivalent rights and other stock-based awards, as well as cash-based awards.
The 2019 EIP has two components: (1) an annual cash incentive award (“Annual Award”) and (2) a multi-year long-term incentive program (“LTIP”) consisting of cash awards and equity denominated notional awards. The 2019 EIP was a first step in transitioning the LTIP to provide for a series of overlapping performance periods tied to equity performance. Participants in the 2019 EIP were determined by the CN&G Committee and included our 2020 named executive officers and certain other key employees. Equity incentive awards in 2020 and 2021 were made under the 2019 EIP and recipients included our 2021 named executive officers and certain other key employees.

Payment of awards under the incentive plans are generally subject to participants remaining employed by the Company through the payment date, subject to certain adjustments in accordance with the 2014 Plan and the grant agreements upon a participant’s death, disability, retirement, termination by the Company without cause, or other termination or upon a change in control. See “Potential Payments Upon Termination or Change in Control — Awards under 2019 EIP” below.
The current Executive Incentive Plan (“EIP”) was adopted by the CN&G Committee in April 2022 and is subject to the terms of the 2014 Plan. The EIP completed the transition of the Company’s compensation program. Like the 2019 EIP, the EIP has two components: (1) an Annual Award and (2) a multi-year long-term incentive award. The EIP continues to provide for a series of overlapping performance periods tied to equity performance. The EIP also provides for a minimum of one-year vesting periods for equity grants. The CN&G Committee reviews participants in the EIP and the incentive award eligibility for each participant annually.
Payment of awards under the incentive plans are generally subject to participants remaining employed by the Company through the payment date, subject to certain adjustments in accordance with the 2014 Plan and the grant agreements upon a participant’s death, disability, retirement, termination by the Company without cause, or other termination or upon a change in control. See “Potential Payments Upon Termination or Change in Control — Awards under EIP” below.
2021 Annual Awards
In 2021, each participant was eligible to receive an Annual Award, payable in cash, if certain Company-wide goals determined by the CN&G Committee (the “Corporate Goals”) were met for 2021, as further described in the table below. A participant’s target Annual Award is a percentage of the participant’s base salary.
The potential actual Annual Award is subject to, and based upon, the level of achievement of the applicable Corporate Goals. Following the end of 2021, our President and CEO reviewed the achievements of the Corporate Goals and recommended to the CN&G Committee a proposed level of performance that was achieved for 2021. The payment for a participant therefore would be equal to:
Base Salary x Target Annual Award percentage (e.g., 60-100% depending on position) x Corporate Goals Achievement percentage x Individual Annual Performance percentage.
In 2022, our CN&G Committee reviewed the performance of the Company against the 2021 Corporate Goals and determined that the Annual Awards would be paid at 105.5% of the target level. The 2021 Annual Awards were paid in April 2022 following the CN&G Committee’s certification. The amounts of the Annual Award based on 2021 Corporate Goals paid to each named executive officer for 2021 are included in the Summary Compensation Table in the column entitled “Non-Equity Incentive Plan Compensation.”
The following table provides a summary of the 2021 Corporate Goals for the 2021 Annual Awards and the CN&G Committee’s determinations as to the Company’s performance relative to those goals, which resulted in the authorization of the payment of the annual incentive at 105.5% of the target level.

Centrus Energy Corp. 2021 Corporate Goals
Q4 2021 Update
Goal	Targets	Achievement Versus Target	Score for Goal Category
1. Expand market position as an established enrichment supplier: build customer base, increase market share; and add additional profit into order book (Weight = 25%)	Achieve $163 million of revenue in the LEU Segment and originate new business meeting criteria established by CN&G Committee for volume, cash margins and gross profit.	Exceeded target: $186.MM of revenue in the LEU segment and exceeding targets for volume, cash margins and gross profit.	Overall Goal 1 performance: 104% of target (weighted average: 26%)
2. Expand vertically within nuclear fuel cycle (Weight = 20%)	Meet 2021 milestones associated with the HALEU contract within budget and fulfill the Advanced Reactor Development Program (ARDP) contract milestones for 2021.
Achieved Target:
•
All HALEU milestones have been completed on or ahead of schedule. The project met budget after adjustment for change in scope and COVID related costs All ARDP milestones to date have been completed on or ahead of schedule. .
Achievement: 100%

Overall Goal 2 performance: 100% of target (weighted average: 20%)
3. Expand business offerings and diversify revenue (Weight = 20%)
Increase CTS (without HALEU) revenue and/or reduce costs to achieve gross profit and contract for new work meeting targets established by the CN&G Committee. Add additional customers in the LEU segment order book.
		Exceeded LEU segment target for adding new customers for the order book and partially achieved target for contracting for new work for CTS and gross profit.	Overall Goal 3 performance: 97.5% of target (weighted average: 19.5%)

Goal	Targets	Achievement Versus Target	Score for Goal Category
4. Align corporate structure to that needed to grow company and continue efforts to improve the balance sheet (Weight = 35%)	Achieve revenue of $230 MM; end of year cash balance of $155 MM (excluding capital raise and balance sheet initiatives); net income of $65 million and SG&A goal of 27 million (excluding capital restructuring costs and executive stock price based long term incentive compensation) . Improve capital structure
Exceeded revenue, cash and net income targets; partially met SG&A goal and exceeded capital structure goal
•
Total Revenue: of $255 MM

•
Cash at the end of the year of $194 MM

(Excluding cash used for financing and balance sheet initiative) Net income of $116 MM or $50 MM above net income goal
•
Partially achieved target for SG&A for 2021 with $27.6 MM (excluding capital restructuring costs and executive stock price based long term incentive compensation).

•
Raised $43 MM of capital through ATM.

•
Disbursed $43 MM on Preferred Stock elimination.

Overall Goal 4 performance: 115% of target (weighted average: 40%)
Weighted average score: 105.5%
Long Term Incentive Plan for the Performance Period 2019 – 2021
The LTIP rewards performance over three-year overlapping performance periods with the first three-year period beginning January 1, 2019 and ending December 31, 2021 (the “2019 LTIP Performance Period”). In 2019, the LTIP had two components, a cash component tied to the achievement of specific Corporate Goals, and an equity denominated component tied to the issuance of notional shares which may be settled in cash or stock or a combination thereof at the discretion of the CN&G Committee. The LTIP for the 2019 LTIP Performance Period provided for a partial payment for the 2019 – 2020 stub-period in 2021 which was intended to provide a bridge to the go-forward program, as well as a payment for the remainder of the award in 2022 covering the 2019 – 2021 performance period. For the 2019 LTIP Performance Period, each participant’s total target opportunity under the LTIP (including payment for the 2019 – 2020 stub-period in 2021 and the remaining payment in 2022) was equal to 100% of the participant’s base salary.
With regard to the first component of the LTIP for the 2019 Performance Period, each participant has a target cash award equal to 50% of the participant’s total LTIP target opportunity and has an opportunity to earn an award ranging from 0% to 150% of his or her target cash award based upon the level of achievement of the applicable Corporate Goals, as determined by the CN&G Committee. Following the CN&G Committee’s certification of the level of Corporate Goals achieved, cash awards will be paid in two installments if earned, the first payment was the stub-period award paid in 2021, associated with meeting the 2019 – 2020 Corporate Goals, and the second payment will be paid in 2022, associated with meeting the 2019 – 2021 Corporate Goals.
In March 2021, the CN&G Committee reviewed the performance of the Company against the 2019 – 2020 Corporate Goals and determined that the cash portion of the LTIP for the 2019 – 2020 stub-period of the 2019 LTIP Performance Period would be paid at 84% of the target level. The cash portion of the 2019 LTIP for the 2019 – 2020 stub-period of the 2019 LTIP Performance Period was paid in April 2021, following the CN&G Committee’s certification. The amounts of the cash portion of the 2019 LTIP for the 2019 – 2020 stub-period paid to each named executive officer in 2021 are included in the Summary Compensation Table in the column labeled “Non-Equity Incentive Plan Compensation.”
In March 2022, the CN&G Committee reviewed the performance of the Company against the 2019 – 2021 Corporate Goals and determined that the cash portion of the LTIP for the 2019 – 2021 performance period of the 2019 LTIP Performance Period would be paid at 88% of the target level. The cash portion of the 2019 LTIP for the 2019 – 2021 performance period of the 2019 LTIP Performance Period was paid in April 2022, following the CN&G Committee’s certification. The amounts of the cash portion of the 2019 LTIP for the 2019 – 2021 performance period paid to each named executive officer in 2022 are included in the Summary Compensation Table in the column labeled “Non- Equity Incentive Plan Compensation.”
The following table provides a summary of the 2019 – 2021 corporate goals and the CN&G Committees determinations as to the Company’s performance relative to those goals which resulted in the authorization of the payment of the cash portion of the long-term incentive at 88.0% of the target level.
2020 – 2021 LTIP Corporate Goals
Weight	Goals	By End of 12/31/2021	Achievement
35%	Return to Profitability	Achieve at least $20MM cumulative net income in 2019 – 2021	Goal Significantly Exceeded the $20MM level (weighted average of 42%)
30%	Build Order Books	Add new business 2019 – 2021 meeting criteria established by CN&G committee*	Goal Met (weighted average of 30%)
15%	Make CTS Profitable	Meet profitability goal established by CN&G committee	Goal Not Met (weighted average of 0%)
20%	Resume Uranium Enrichment	Execute HALEU project with no more than 5% over budget	Goals Partially Met (weighted average of 16%)
With regard to the second component of the LTIP for the 2019 Performance Period, participants received an equity denominated award of notional units. The number of units was determined by dividing 50% of the participant’s total target opportunity under the LTIP by the average closing price per share of the Company’s Class A common stock over the 20 trading days immediately following the filing of the Company’s Annual Report on Form 10-K for the year ending December 31, 2018. Due to the limited availability of equity for award grants under the 2014 Plan, these LTIP awards had to provide for payment in cash, but Centrus reserved the right to settle them in stock at the discretion of the CN&G Committee. Settlement was made in two installments, the first in 2021 for the 2019 – 2020 stub-period (based on two-thirds of the notional units awarded), and the second payment in 2022 for the initial award (based on the remaining one-third notional units awarded). In March 2021, the CN&G Committee decided to settle the awards for the LTIP by granting shares of the Company’s Class A common stock for the equity denominated portion of the award. Shares were granted for the 2019 – 2020 stub-period on or about April 21, 2021. Shares were also granted for the 2019 – 2021 performance period on or about March 31, 2021.
2020 – 2022 Long Term Incentive Program
In 2020, based on stockholder feedback, the CN&G Committee transitioned the LTIP compensation to an entirely equity denominated plan, beginning with the 2020 – 2022 performance period, which would be paid in 2023. As contemplated in the 2019 EIP, commencing in 2020, the long-term incentive also contemplated three-year overlapping performance periods. Beginning with the 2020 – 2022 performance period, 75% of the LTIP was awarded in notional shares and the remainder of the award in share appreciation rights. The LTIP for the 2020 – 2022 performance period no longer has a cash award component. Each participant’s target award value was one-third of his or her current annual base salary. The stock price basis for determining number of awards granted was the average closing share price over the 20 trading days immediately following the filing of the Company’s Annual Report on Form 10-K for the year ending December 31, 2019. The stock appreciation rights’ exercise price is the same as the stock price basis for determining the number of awards. For calibrating stock appreciation rights, a 50% Black-Scholes ratio was applied to the stock price basis. Awards were granted April 27, 2020 and will be settled in 2023 based on the average closing share price over the 20 trading days immediately following the filing of the Company’s Annual Report on Form 10-K for the year ending December 31, 2022. The CN&G Committee has the discretion to settle the awards in cash or stock, or a combination thereof. In February 2022, the CN&G Committee determined to settle the stock-based portion of such awards in Class A common stock.
The total number of shares granted for the long-term incentive equity awards are included in the Summary Compensation Table for the year granted using the grant date fair value of such awards, as determined under applicable accounting rules. The amount of the equity denominated award of notional units and share appreciations rights awarded to each named executive officer for the 2020 – 2022 performance period are included in the Summary Compensation Table in the column labeled “Stock Awards.” with regard to the 2020 fiscal year.
2021 – 2023 Long Term Incentive Program
In July 2021, the CN&G Committee approved the 2021 LTIP awards covering a performance period 2021 through 2023 with a potential payout in 2024. 50% of the 2021 LTIP awards are comprised of notional shares and the remainder of the awards were comprised of share appreciation rights. In order for the awards to vest, Centrus will need to meet (or exceed) a three-year cumulative net income goal established at the time of award by the CN&G Committee.
2022 – 2024 Long Term Incentive Program
On March 31, 2022, under the 2019 EIP, the CN&G Committee approved the 2022 LTIP awards covering a performance period 2022 through 2024, with a potential payout in 2025. The 2022 LTIP award is comprised of performance-based of RSUs vesting at the end of the three-year period. In order for the performance-based RSU awards to vest, Centrus will need to meet (or exceed) a three-year cumulative net income goal established at the time of award by the CN&G Committee.
401(k) Retirement Plan and Executive Deferred Compensation Program
Centrus maintains a 401(k) retirement plan that is intended to be a tax-qualified defined contribution plan under Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”). In general, all of the Company’s employees are eligible to participate in the plan beginning on the first day of their employment. The 401(k) plan includes a salary deferral arrangement pursuant to which participants may elect to defer a portion of their compensation up to the statutorily prescribed limit, generally equal to $19,500 for 2021, and have the amount of the deferral contributed to the 401(k) plan. For 2021, the 401(k) plan provided for a Company-matching contribution of (200) % on before-tax contributions up to the first 2% of a participant’s eligible pay, (100) % on before-tax contributions on the next 2% of a participant’s eligible pay, and (50) % on before-tax contributions on the next 2% of a participant’s eligible pay.
Additionally, certain of the Company’s named executive officers participate in the Executive Deferred Compensation Plan. For 2021, the Company provided an employer match under the Executive Deferred Compensation Plan equal to the maximum matching contribution amount that would have been provided to each participant under the 401(k) plan as reduced by the amount of the actual Company matching contributions made to the participant’s 401(k) plan account for the year. The amounts of matching contributions made by the Company to each named executive officer’s accounts for 2021 are set forth in the Summary Compensation Table in the column entitled “All Other Compensation.”
Summary Compensation Table — Fiscal Years 2020 – 2021
The following table sets forth information regarding the compensation for fiscal years 2020 and 2021, as applicable, awarded to, earned by, or paid to the principal executive officer of the Company, and (ii) the two other most highly compensated executive officers of the Company during 2021 serving as executive officers at December 31, 2021 (together, the “named executive officers”).
Name and Principal Position	Fiscal Year	Salary(1)(6)	Bonus	Stock Awards(2)	Option Awards	Non-Equity Incentive Plan Compensation(3)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings(4)	All Other Compensation(5)	Total
Daniel B. Poneman President and CEO	2021	$750,000	—	$250,017	—	$1,019,938	—	$77,334	$2,097,289
	2020	$750,000	—	$285,941	—	$1,027,575	—	$76,001	$2,139,517
Philip O. Strawbridge Senior Vice President, Chief Financial Officer, Chief Administrative Officer and Treasurer	2021	$575,000	—	—	—	$727,950	—	$42,256	$1,345,206
	2020	$575,000	—	—	—	$524,239	—	$39,949	$1,139,188
John M.A. Donelson Senior Vice President, Sales & Chief Marketing Officer	2021	$355,865	—	$118,636	—	$311,246	—	$27,194	$812,941
	2020	$355,865	—	$135,674		$322,399	$323,804	$26,240	$1,174,162

(1)
For Mr. Poneman, the amounts shown in the Salary column for 2021 includes $37,500 in contributions under the Company’s Executive Deferred Compensation Plan.

(2)
The amounts shown in the Stock Awards column for 2021 include the grant date fair value of 3,161 and 1,500 equity denominated notional units and 6,430 and 3,051stock appreciation rights granted to Messrs. Poneman and Donelson , respectively, under the 2014 EIP. Mr. Strawbridge was not eligible to participate in the equity incentive plans for the 2021 performance period.

(3)
For Messrs. Poneman, Strawbridge, and Donelson amounts shown for 2021 in the Non-Equity Incentive Plan Compensation column include (i) amounts of $909,938, $727,950, and $259,052 respectively, earned in 2021 and paid in April 2022, with respect to their 2021 Annual Awards based on the CN&G Committee’s evaluation of the Company’s 2021 performance against the 2021 Corporate Goals and (ii) amounts of $110,000, $0, and $52,194, respectively, earned in 2021 and paid in April 2022 with respect to their cash portion of the incentive award under the 2019 LTIP for the 2021 stub period. The Company has determined that the amounts previously reported for this item for fiscal 2020 were in error. The above table lists the correct amounts for the prior year and adjusts the numbers in the “Total” column accordingly. For Messrs. Poneman, Strawbridge, and Donelson amounts shown for 2020 in the Non-Equity Incentive Plan Compensation column now include $210,000, $0, and $99,642, respectively for amounts earned in 2020 and paid in April 2021 with respect to their cash portion of the incentive award under the 2019 LTIP for the 2019-2020 stub-period.

(4)
Mr. Donelson participates in the Company’s qualified defined benefit pension plans providing retirement benefits based on compensation and years of service, and a non-qualified supplemental pension plans which provides certain executive officers additional retirement benefits in excess of qualified plan limits imposed by tax law based on a targeted benefit objective. Both plans are closed to employees and no longer accrue additional benefits. For Mr. Donelson, the change in total pension value in 2021 was a decrease and thus was not required to be disclosed under Item 402(c) (2)(viii).

(5)
For Mr. Poneman, the amounts shown in the All Other Compensation column for 2021 includes $32,900 in Company matching contributions under the Company’s Executive Deferred Compensation Plan, $20,300 in Company matching contributions under the Centrus 401(k) plan, and $24,134 in life insurance premiums paid by the Company. For Mr. Strawbridge, the amounts include $20,300 in Company matching contributions made under the Centrus 401(k) plan and $21,956 in life insurance premiums paid by the Company. For Mr. Donelson, the amounts include $20,300 in Company matching contributions made under the Centrus 401(k) plan and $6,894 in life insurance premiums paid by the Company.

(6)
In April 2022 the CN&G Committee approved an increase in Mr. Strawbridge’s base salary to $620,000 and in his target annual incentive to 95% of his base salary. Mr. Strawbridge is not a participant in the long-term incentive plan.

CEO Employment Agreement
The Company entered into an employment agreement, effective as of March 6, 2015, as amended, (the “Employment Agreement”) with Mr. Poneman. The Employment Agreement’s initial term ended on March 31, 2017 and has automatically renewed, each year thereafter for successive one-year terms and will continue to renew annually, unless terminated by either party in accordance with the terms of the Employment Agreement. The Employment Agreement provides Mr. Poneman with an initial base salary of $750,000 per year which will be reviewed annually by the Company’s CN&G Committee for possible increase.
Bonus.   Mr. Poneman is eligible for an annual bonus under the Company’s 2019 EIP (or its successor) with a target amount at least equal to 100% of base salary and a maximum amount of 150% of base salary (or such higher amount as the CN&G Committee may determine in the future). The actual amount of the annual bonus will be determined by the CN&G Committee in its sole discretion and based upon its assessment of whether the applicable Corporate Goals have been achieved during the fiscal year. On November 28, 2018, the Employment Agreement was amended (the “Amendment”) to provide that beginning with the 2018 performance year, Mr. Poneman may be paid up to 10 percent of his annual bonus under the Employment Agreement in fully vested shares of the Company’s Class A common stock in lieu of cash, with the remainder of the annual bonus to be paid in cash. The actual percentage of the annual bonus to be paid in common stock is determined by the CN&G Committee in its sole discretion and is subject to the terms and conditions of the Company’s 2014 Plan. Per the terms of the Amendment, the number of shares awarded to Mr. Poneman cannot exceed 20,000 shares of the Company’s Class A common stock.
Equity Compensation.   In connection with the commencement of Mr. Poneman’s employment, Mr. Poneman was granted a stock option to purchase 300,000 shares of our common stock. The option has a ten-year term with a per share exercise price equal to the fair market value of our common stock on the grant date, and vests and becomes exercisable in equal annual installments on each of the first four anniversaries of the date of grant, subject to Mr. Poneman’s continued employment on the applicable vesting dates. As of March 2019, the options were fully vested. As of December 31, 2021, Mr. Poneman had exercised 156,000 of such options in the aggregate and had 144,000 of such options remaining.
Long-Term Incentive.   Mr. Poneman is a participant in the long-term executive incentive plans of the Company described earlier in this Proxy Statement.
Outstanding Equity Awards at Fiscal Year End December 31, 2021
The following table shows the number of shares of our Class A common stock covered by stock options or notional units held by our named executive officers as of December 31, 2021. All of the awards shown in the table below were granted under the 2014 Plan (or a sub-plan thereof).

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Options Exercise Price ($)	Options Expiration Date	Equity Incentive Plan Awards Number of Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Award Market Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Daniel B. Poneman	144,000	—	$4.37	03/26/26	37,067	1,850,014
Philip O. Strawbridge	50,000	—	$3.65	09/30/29	—	—
John M.A. Donelson	—	—	—	—	17,588	877,817

(1)
The market value of the unvested notional units is computed based on the $49.91, closing price per share of our Class A common stock on the NYSE American on December 31, 2021.

Potential Payments Upon Termination or Change in Control
Payments Made Upon Termination
Under the Centrus Energy Corp. Executive Severance Plan, if a covered executive is terminated by the Company without cause, he or she is eligible to receive the following:
•
a prorated share of his or her annual incentive bonus for the year in which the executive’s termination occurs (payable at the end of the performance period based on actual performance) up to the date of termination;

•
a lump sum cash severance amount as described below (the “Lump Sum Cash Severance Benefit”); and

•
continuation of medical and dental coverage as well as life insurance paid for by the Company for a period of time after termination (the “Severance Period”) (or until he or she receives similar coverage from a subsequent employer, whichever occurs first) and outplacement assistance services.

The Lump Sum Cash Severance Benefit for our covered executives is equal to one times annual base salary and bonus and the Severance Period is one year, except for Mr. Poneman, who is entitled to a Lump Sum Cash Severance Benefit equal to two times annual base salary and bonus and the Severance Period is two years (with the executive’s “bonus” for these purposes generally being the greater of the executive’s target bonus and the average of the three most recent annual incentive bonuses paid to the executive prior to the date of termination). Severance benefits are contingent upon the executive executing a release and agreeing to comply with certain restrictive covenants relating to non-competition and non-solicitation of Company employees during the Severance Period. Under the Executive Severance Plan, no severance is paid to an employee who is terminated for cause or who resigns voluntarily, including retirement.
Payments Made Upon a Change in Control
The Company has entered into change in control agreements with each of its named executive officers. The change in control agreements provide each executive with the following benefits (in lieu of any severance benefits under the Executive Severance Plan described above) if there is a change in control of the Company and within a protected period beginning three months before and ending three years after that change in control (the “protected period”), the Company terminates the executive’s employment without cause or the executive terminates his or her employment for “good reason” (as defined in the agreement):
•
a cash lump sum payment equal to two times the sum of his or her annual base salary and bonus (the “Change in Control Lump Sum Benefit”) (with the executive’s “bonus” for these purposes generally being the greater of the executive’s target bonus and the average of the three most recent annual incentive bonuses paid to the executive prior to the date of termination); and

•
continuation of life and health insurance benefits for him or her and his or her eligible dependents for two years following such termination of employment (the “Covered Period”) or, if sooner, until he or she is covered by comparable programs of a subsequent employer.

In order to receive these benefits, the executive must comply with the non-competition, non-solicitation, and confidentiality provisions of the change in control agreement during the term of the agreement and during the Covered Period.
Awards under the 2014 Plan
Under the terms of the 2014 Plan, the 2019 EIP, and the grant agreements, an executive is entitled to certain payments and benefits upon a termination of his or her employment as follows:
•
Upon an executive’s termination of employment due to death or disability, the executive (or beneficiary, in the case of death) is eligible to receive: A pro-rata portion of the Annual Award based on actual performance, payable at the same time as other participants of the incentive plan;

•
A pro-rata portion of the equity denominated LTIP award based on actual performance, settled at the same time as other participants of the plan; and

•
A pro-rata portion of any LTIP award payable at the same time as other participants

•
If the Company terminates the executive’s employment without “cause” (as defined in the 2014 Plan), the executive terminates his or her employment for “good reason” (as defined in the executive’s change in control agreement) or the executive’s employment is terminated due to his or her retirement, subject to the executive’s execution and non-revocation of a general release of claims in substantially the form provided in the Executive Severance Plan, a pro-rata portion of all awards under the incentive plan will be payable based on actual performance at the same time as other participants.

Notwithstanding the foregoing, if the Company terminates the executive’s employment without cause or the executive terminates his or her employment for good reason, in each case, within three months prior to or within one year following a change in control of the Company, subject to the executive’s execution and non-revocation of a general release of claims in substantially the form provided in the Executive Severance Plan, (i) the full Annual Award at target levels will be payable within 60 days of such termination and (ii) a pro-rata portion of the LTIP awards will be payable based on actual performance at the same time as other participants.
Equity Compensation Plan Information
The following table sets forth, for the Company’s 2014 Plan, the number of shares of our Class A common stock subject to outstanding awards, the weighted average exercise price of outstanding options and the number of shares remaining available for future award grants as of December 31, 2021.
Plan Category	Column (a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Column (b) for Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Column (c) Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders	390,455(1)	5.81	844,293(2)
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	390,455	5.81	844,293

(1)
Consists of 194,000 outstanding stock options and 196,455 restricted stock units granted under the 2014 Plan.

(2)
Consists of shares available for future issuance under the 2014 Plan as of December 31, 2021. Subject to certain express limits of the 2014 Plan, shares available for awards under the 2014 Plan generally may be used for any type of award authorized under the plan including options, stock appreciation rights and other forms of awards granted or denominated in shares of our common stock including, without limitation, stock bonuses, restricted stock, and restricted stock units. Excludes notional awards because they may be settled in stock, cash, or combination thereof at the discretion of the CN&G Committee and do not represent a “right” to obtain stock.

PROPOSAL 2. ADVISORY VOTE TO APPROVE THE COMPANY’S EXECUTIVE COMPENSATION
As required by federal securities laws, the Board is providing our stockholders with an opportunity to provide a non-binding advisory vote to approve the compensation of our named executive officers as disclosed in this proxy statement. This vote, which is often referred to as the “say-on-pay” vote, provides stockholders with the opportunity to endorse or not endorse the following resolution:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and related narrative discussion contained in the proxy statement for the 2022 annual meeting of stockholders, is hereby approved.”
This advisory vote to approve the compensation of our named executive officers is not binding on us, our Board, or the CN&G Committee. However, our Board and the CN&G Committee will review and consider the outcome of this advisory vote when making future compensation decisions for our named executive officers. At the 2021 annual meeting of stockholders, over 98% of the shares voted were in favor of the advisory resolution concerning the compensation of the named executive officers.
The next such “say-on-pay” vote will occur at our 2023 annual meeting of stockholders.
The Board recommends voting FOR approval of the Company’s compensation of the named executive officers.

PROPOSAL 3. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
The Audit and Finance Committee of the Company has appointed the firm of PricewaterhouseCoopers LLP to serve as the independent auditors of the Company for 2022, subject to ratification of this appointment by the stockholders of the Company. One or more representatives of PricewaterhouseCoopers LLP will be present at the annual meeting and will have an opportunity to make a statement if he or she desires to do so. PricewaterhouseCoopers LLP representatives will also be available to respond to appropriate questions.
The Audit and Finance Committee has sole authority for appointing and terminating Centrus’ independent auditors for 2022. Accordingly, stockholder approval is not required to appoint PricewaterhouseCoopers LLP as Centrus’ independent auditors for 2022. The Audit and Finance Committee believes, however, that submitting the appointment of PricewaterhouseCoopers LLP to the stockholders for ratification is a matter of good corporate governance. If the stockholders do not ratify the appointment, the Audit and Finance Committee will review its future selection of the Company’s independent auditors.
The ratification of the appointment of PricewaterhouseCoopers LLP as Centrus’ independent auditors requires the affirmative vote of a majority of the shares represented at the meeting in person or by proxy and entitled to vote at the meeting.
The Board recommends voting FOR ratification of the appointment of PricewaterhouseCoopers LLP as Centrus’ independent auditors for 2022.
Audit and Non-Audit Fees
The Audit and Finance Committee pre-approves all audit and non-audit services provided by the independent auditors prior to the engagement of the independent auditors with respect to such services. The Audit and Finance Committee has delegated pre-approval authority to the Chairman of the Audit and Finance Committee, who presents any decisions to the full Audit and Finance Committee at its next scheduled meeting. The following amounts were billed to the Company by the independent auditors for services rendered for the periods indicated:
Type of Fee	Amount Billed For Year Ended December 31, 2021	Amount Billed For Year Ended December 31, 2020
	(In thousands)	(In thousands)
Audit Fees(1)	$1,465	$1,148
Audit-Related Fees	—	—
Tax Fees(2)	$74	$79
All Other Fees(3)	$3	$3
Total	$1,542	$1,230

(1)
Services include work related to the Company’s public offerings of Class A common stock.

(2)
Services including preparation and review of income tax returns.

(3)
Service fee for access to electronic publication for both periods.

AUDIT AND FINANCE COMMITTEE REPORT
The Audit and Finance Committee of the Board of Directors is comprised of three independent directors and operates under a written charter. The Committee meets with the internal and independent auditors, with and without management present, to facilitate and encourage private communication.
In fulfilling its responsibilities, the Committee has reviewed and discussed with management and the independent auditors the Company’s audited consolidated financial statements for the year ended December 31, 2021. The Committee has discussed with the independent auditors the matters required to be discussed by PCAOB Auditing Standard 1301, Communications with Audit Committees. In addition, the Committee has received the written disclosures and the letter from the independent accountant required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Committee concerning independence and has discussed with the independent accountant the independent accountant’s independence.
The Committee considered and concluded that the provision of non-audit services by the independent auditors was compatible with maintaining their independence.
In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited consolidated financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.
Audit and Finance Committee
W. Thomas Jagodinski, Chairman
Tina W. Jonas
Mikel H. Williams

DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS AND OTHER INFORMATION
Date for Submission of Stockholder Proposals
Under the SEC rules, in order to be considered for inclusion in Centrus’ proxy statement for the 2023 annual meeting of stockholders, proposals from stockholders must be received by the Secretary of the Company at 6901 Rockledge Drive, Suite 800, Bethesda, Maryland 20817 not later than December 30, 2022.
Our bylaws contain an advance notice provision regarding stockholder proposals that are not sought to be included in the Company’s proxy statement, which provides that, to be timely, a stockholder’s notice of intention to bring business before a meeting must be delivered to the Company’s Secretary, at the Company’s principal executive office, not less than 90 days nor more than 120 days prior to the anniversary date of the previous year’s annual meeting, unless the date of the next annual meeting is more than 30 days before or more than 60 days after such anniversary date, in which case notice must be received not later than the tenth day following the day on which notice of the meeting is mailed or public disclosure of the date of the annual meeting is made. Accordingly, stockholder nominations for director or other proposed items of business intended to be brought before the next annual meeting of stockholders must be received by the Company between February 23, 2023 and March 25, 2023 in order to be considered timely, unless the Company gives notice that the date of the annual meeting is more than 30 days before, or more than 60 days after, June 23, 2023. Any proposals received outside of that period will not be permitted to be raised at the meeting.
Other Matters
As of the date of this Proxy Statement, the Board does not know of any matters to be presented at the 2022 annual meeting other than those specifically set forth above. If other matters should properly come before the annual meeting or any adjournment thereof, including stockholder proposals that have been excluded pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, the persons named as proxies intend to vote the shares represented by them in accordance with their best judgment with respect to such matters.
By order of the Board of Directors,
Dennis J. Scott
Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary
Bethesda, Maryland
April 29, 2022

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Your vote matters — here’s how to vote! You may vote online or by phone instead of mailing this card. Online Go to www.envisionreports.com/LEU or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/LEU Election of Directors: 2022 Annual Meeting Proxy Card  q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q  A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 and 3.      For Withhold For Withhold For Withhold + 1 — Mikel H. Williams 04 — Tina W. Jonas 07 — Bradley J. Sawatzke 02 — Kirkland H. Donald 05 — William J. Madia 08 — Neil S. Subin 03 — W. Thomas Jagodinski 06 — Daniel B. Poneman  To hold an advisory vote to approve the Company’s executive compensation.For Against Abstain      To ratify the appointment of PricewaterhouseCoopers LLC as the Company’s independent auditors for 2022. or Against Abstain B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.      03MWPB 8 2 B V +

The 2022 Annual Meeting of Shareholders of Centrus Energy Corp will be held on June 23, 2022 at 10:00 am EDT, virtually via the internet at meetnow.global/MQXTTLS. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.      Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The material is available at: www.envisionreports.com/LEU Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/LEU      q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Centrus Energy Corp.      + Notice of 2022 Annual Meeting of Shareholders CENTRUS ENERGY CORP. 6901 ROCKLEDGE DRIVE SUITE 800 BETHESDA, MD 20817 Proxy Solicited by Board of Directors for Annual Meeting — June 23, 2022 The stockholder(s) hereby appoint(s) Philip O. Strawbridge and Dennis J. Scott, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of CENTRUS ENERGY CORP. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held online via live webcast, at 10:00 AM, EDT on June 23, 2022, and any adjournment or postponement thereof. Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR items 2 and 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) c Non-Voting Items   Change of Address — Please print new address below. Comments — Please print your comments below.   +